Merrill Lynch  [GRAPHIC OMITTED][GRAPHIC OMITTED]                                     FREE WRITING PROSPECTUS
                                                                                     FOR RAAC SERIES 2006-SP1
---------------------------------------------------------- ---------------------------------------------------

                                                                   FILED PURSUANT TO RULE 433;
                                                                       SEC FILE NO. 333-125485
                               ABS NEW TRANSACTION

                             FREE WRITING PROSPECTUS

                          $[275,925,000] (APPROXIMATE)
                MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
                               RAAC SERIES 2006-1

                                    GMAC RFC
                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

                           RAAC SERIES 2006-SP1 TRUST
                                 ISSUING ENTITY

                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                    DEPOSITOR

                         RESIDENTIAL FUNDING CORPORATION
                           MASTER SERVICER AND SPONSOR

EXPECTED TIMING:      Pricing Date:     On or about March [6], 2006
                      Settlement Date:  On or about March [9], 2006
                      First Payment     March 25, 2006
                      Date:

STRUCTURE:            Single Group      $[275,925,000] senior/subordinate structure
                      Rating Agencies:  Moody's, Standard & Poor's and Fitch

                                       MARCH [2], 2006

                                     IMPORTANT NOTICE

The  depositor  has filed a  registration  statement  (including  a  prospectus)  with the
Securities  and  Exchange   Commission   (the  "SEC")  for  the  offering  to  which  this
communication  relates.  Before  you  invest,  you  should  read  the  prospectus  in that registration  statement and other  documents the depositor has filed with the SEC for more complete  information  about the depositor and this offering.  You may get these documents at no charge by  visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the depositor,  any  underwriter or any dealer  participating  in the offering will arrange to send you the prospectus at no charge if you request it by calling the toll-free  number at
1-800-221-1037.

The  information  in this free writing  prospectus,  if conveyed prior to the time of your contractual  commitment to purchase any of the  Certificates,  supersedes any  information contained in any prior similar  materials  relating to the  Certificates.  The information in this free writing prospectus is preliminary and is subject to completion or change.

This  free  writing  prospectus  is being  delivered  to you  solely to  provide  you with information  about  the  offering  of  the  Certificates,  when,  as and  if  issued.  The
Certificates  referred to in these  materials are being sold when,  as and if issued.  The issuer is not  obligated  to issue  such  Certificates  or any  similar  security  and the underwriter's  obligation  to  deliver  such  Certificates  is  subject  to the  terms and conditions of the  underwriting  agreement with the issuer and rthe  availability  of such certificates  when, as and if issued by the issuer.  You are advised that the terms of the
Certificates  and the  characteristics  of the mortgage loan pool backing them, may change
(due,  among other things,  to the possibility  that mortgage loans that comprise the pool may become  delinquent  or  defaulted  or may be removed or replaced  and that  similar or different  mortgage  loans  may be added to the  pool,  and  that one or more  classes  of
Certificates may be split,  combined or eliminated),  at any time prior to the issuance or availability of a final  prospectus.  You are advised that  Certificates may not be issued that have the characteristics  described in these materials.  The underwriter's obligation to sell such  Certificates  to you is conditioned  on the mortgage loans and  Certificates having the  characteristics  described  in these  materials.  If for any reason the issuer does not deliver  such  Certificates,  the  underwriter  will notify you,  and neither the issuer nor the  underwriter  will have any obligation to you to deliver all or any portion of the Certificates  which you have committed to purchase,  and none of the issuer not any underwriters  will be liable for any costs or damages  whatsoever  arising from or related to such non-delivery.

This  communication  does not contain all  information  that is required to be included in the base prospectus and the prospectus supplement.

Numerous  assumptions were used in preparing this free writing prospectus which may or may not be stated  therein.  This free  writing  prospectus  should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any yields or weighted  average lives shown in this free writing  prospectus  are based on prepayment  assumptions  and actual  prepayment  experience may  dramatically  affect such yields or weighted  average  lives.  In addition,  it is possible that  prepayments on the underlying  assets  will occur at rates  slower or faster  than the rates  assumed in this free  writing  prospectus.  Furthermore,  unless  otherwise  provided,  this free  writing prospectus  assumes no losses on the  underlying  assets and no  interest  shortfall.  The specific  characteristics  of the  securities  may differ  from  those  shown in this free writing  prospectus  due to  differences  between  the  actual  underlying  assets and the hypothetical assets used in preparing this free writing prospectus.

This communication  shall not constitute an offer to sell or the solicitation of any offer to buy nor  shall  there be any sale of the  securities  discussed  in this  free  writing prospectus in any state in which such offer,  solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that  asset-backed  securities may not be appropriate for all investors.
Potential  investors  must  be  willing  to  assume,  among  other  things,  market  price volatility,  prepayments,  yield curve and  interest  rate risk.  Investors  should  fully consider the risk of an investment in these securities.

FOR ADDITIONAL INFORMATION PLEASE CALL:

MERRILL LYNCH
MBS/ABS TRADING/SYNDICATE
Scott Soltas                            212-449-3659                scott_soltas@ml.com
Charles Sorrentino                      212-449-3659                charles_sorrentino@ml.com
Colin Sheen                             212-449-3659                colin_sheen@ml.com
Charles Macintosh                       212-449-3659                charles_macintosh@ml.com
Gregory Ikhilov                         212-449-3659                gregory_ikhilov@ml.com
Roger Ashworth                          212-449-3659                roger_ashworth@ml.com
Edgar Seah                              +81 3 6225 7803             edgar_seah@ml.com

GLOBAL ASSET BACKED FINANCE
Matt Whalen                             212-449-0752                matthew_whalen@ml.com
Paul Park                               212-449-6380                paul_park@ml.com
Tim Loughlin                            212-449-1646                timothy_loughlin@ml.com
Tom Saywell                             212-449-2122                tom_saywell@ml.com
Alan Chan                               212-449-8140                alan_chan@ml.com
Fred Hubert                             212-449-5071                fred_hubert@ml.com
Alice Chu                               212-449-1701                alice_chu@ml.com
Sonia Lee                               212-449-5067                sonia_lee@ml.com
Keith Singletary                        212-449-9431                keith_singletary@ml.com
Calvin Look                             212-449-5029                calvin_look@ml.com
Yimin Ge                                212-449-9401                yimin_ge@ml.com
Hoi Yee Leung                           212-449-1901                hoiyee_leung@ml.com
Mark Dereska                            212-449-1008                mark_dereska@ml.com

RATING AGENCIES

FITCH
Laura Pokjoni                           212-908-0228                laura.pokojni@fitchratings.com
Marc Lessner                            212-908-0693                marc.lessner @fitchratings.com

MOODY'S
Timothy Gildner                         212-553-2919                timothy.gildner@moodys.com

STANDARD & POOR'S
Amanda Hopkins                          212-438-1809                amanda_hopkins@standardandpoors.com

----------------------------------------------------------------------------------------------
    All collateral statistics described herein are based on the collateral balances as of
              February 1, 2006 (the "Cut-Off Date") unless otherwise indicated.

--------------------------------------------------------------------------------------------------------
                                         SENSITIVITY ANALYSIS
--------------------------------------------------------------------------------------------------------
                                              TO 10% CALL
% OF PRICING SPEED              0%           50%          75%         100%         125%        150%
ASSUMPTION
--------------------------- ------------ ------------ ------------ ------------ ----------- ------------
CLASS A-1
Avg. Life (yrs)                16.68        1.82         1.27         1.00         0.83        0.70
Window (# months)               300          46           30           23           19          17
Maturity (month-yr)            Feb31        Dec09        Aug08        Jan08       Sep07        Jul07

                            ------------ ------------ ------------ ------------ ----------- ------------
---------------------------
CLASS A-2
Avg. Life (yrs)                28.06        7.21         4.70         3.00         1.99        1.67
Window (# months)               58           111          75           54           14           9
Maturity (month-yr)            Nov35        Feb19        Oct14        Jun12       Oct08        Mar08

                            ------------ ------------ ------------ ------------ ----------- ------------
---------------------------
CLASS A-3
Avg. Life (yrs)                29.71        12.96        8.63         6.29         2.79        2.18
Window (# months)                1            1            1            1           5            5
Maturity (month-yr)            Nov35        Feb19        Oct14        Jun12       Feb09        Jul08

                            ------------ ------------ ------------ ------------ ----------- ------------
---------------------------
CLASS M-1
Avg. Life (yrs)                28.56        8.47         5.64         4.78         4.76        3.57
Window (# months)               54           108          66           32           23          18
Maturity (month-yr)            Nov35        Feb19        Oct14        Jun12       Dec10        Dec09

                            ------------ ------------ ------------ ------------ ----------- ------------
---------------------------
CLASS M-2
Avg. Life (yrs)                28.56        8.47         5.62         4.48         4.29        3.51
Window (# months)               54           108          67           36           14          10
Maturity (month-yr)            Nov35        Feb19        Oct14        Jun12       Dec10        Dec09

                            ------------ ------------ ------------ ------------ ----------- ------------
---------------------------
CLASS M-3
Avg. Life (yrs)                28.56        8.47         5.61         4.37         3.90        3.14
Window (# months)               54           108          68           38           17          13
Maturity (month-yr)            Nov35        Feb19        Oct14        Jun12       Dec10        Dec09

                            ------------ ------------ ------------ ------------ ----------- ------------
---------------------------
CLASS M-4
Avg. Life (yrs)                28.56        8.47         5.61         4.33         3.78        3.03
Window (# months)               54           108          68           38           19          14
Maturity (month-yr)            Nov35        Feb19        Oct14        Jun12       Dec10        Dec09

                            ------------ ------------ ------------ ------------ ----------- ------------
---------------------------
CLASS M-5
Avg. Life (yrs)                28.56        8.47         5.61         4.31         3.72        2.98
Window (# months)               54           108          68           39           20          15
Maturity (month-yr)            Nov35        Feb19        Oct14        Jun12       Dec10        Dec09

--------------------------- ------------ ------------ ------------ ------------ ----------- ------------

--------------------------------------------------------------------------------------------------------
                                         SENSITIVITY ANALYSIS
--------------------------------------------------------------------------------------------------------
                                              TO MATURITY
% OF PRICING SPEED              0%           50%          75%         100%         125%        150%
ASSUMPTION
--------------------------- ------------ ------------ ------------ ------------ ----------- ------------
CLASS A-1
Avg. Life (yrs)                16.68        1.82         1.27         1.00         0.83        0.70
Window (# months)               300          46           30           23           19          17
Maturity (month-yr)            Feb31        Dec09        Aug08        Jan08       Sep07        Jul07

                            ------------ ------------ ------------ ------------ ----------- ------------
---------------------------
CLASS A-2
Avg. Life (yrs)                28.06        7.21         4.70         3.00         1.99        1.67
Window (# months)               58           118          80           57           14           9
Maturity (month-yr)            Nov35        Sep19        Mar15        Sep12       Oct08        Mar08

                            ------------ ------------ ------------ ------------ ----------- ------------
---------------------------
CLASS A-3
Avg. Life (yrs)                29.74        17.78        12.45        9.29         2.79        2.18
Window (# months)                2           151          128          101          5            5
Maturity (month-yr)            Dec35        Mar32        Oct25        Jan21       Feb09        Jul08

                            ------------ ------------ ------------ ------------ ----------- ------------
---------------------------
CLASS M-1
Avg. Life (yrs)                28.56        9.29         6.29         5.29         6.76        5.18
Window (# months)               55           234          163          113         113          92
Maturity (month-yr)            Dec35        Aug29        Nov22        Mar19       Jun18        Feb16

                            ------------ ------------ ------------ ------------ ----------- ------------
---------------------------
CLASS M-2
Avg. Life (yrs)                28.56        9.23         6.22         4.94         4.66        3.81
Window (# months)               55           215          147          102          67          53
Maturity (month-yr)            Dec35        Jan28        Jun21        Dec17       May15        Jul13

                            ------------ ------------ ------------ ------------ ----------- ------------
---------------------------
CLASS M-3
Avg. Life (yrs)                28.56        9.14         6.15         4.77         4.22        3.40
Window (# months)               55           189          133          87           56          45
Maturity (month-yr)            Dec35        Nov25        Mar20        Jul16       Mar14        Aug12

                            ------------ ------------ ------------ ------------ ----------- ------------
---------------------------
CLASS M-4
Avg. Life (yrs)                28.56        9.03         6.07         4.67         4.05        3.24
Window (# months)               54           167          116          74           47          37
Maturity (month-yr)            Nov35        Jan24        Oct18        Jun15       Apr13        Nov11

                            ------------ ------------ ------------ ------------ ----------- ------------
---------------------------
CLASS M-5
Avg. Life (yrs)                28.56        8.92         5.98         4.59         3.94        3.15
Window (# months)               54           153          105          66           42          32
Maturity (month-yr)            Nov35        Nov22        Nov17        Sep14       Oct12        May11

--------------------------- ------------ ------------ ------------ ------------ ----------- ------------

                                       NET WAC CAP RATE
 (Static = Current Index Values (1)
Shock = Current Index Values(1) for the Initial period and then All Indices = 20%;
     20% HEP on fixed rate collateral and 100% Arm PPC on the adjustable rate collateral;
                                     Act/360, no losses)

                                         TO 10% CALL

-------- ----------- -------- ----------    ------ -------- --------- ----------
PERIOD   PAYMENT     STATIC   SHOCK         PERIOD PAYMENT  STATIC    SHOCK
                              (%)                                     (%)
            DATE     (%) (1)   (1)(2)               DATE    (%) (1)    (1)(2)
-------- ----------- -------- ----------    ------ -------- --------- ----------
   1     3/25/2006   12.619    12.619        39    5/25/2009 9.448     15.540
   2     4/25/2006    6.540    21.614        40    6/25/2009 9.157     15.455
   3     5/25/2006    6.758    21.600        41    7/25/2009 9.453     15.959
   4     6/25/2006    6.541    21.358        42    8/25/2009 9.188     15.731
   5     7/25/2006    6.759    21.541        43    9/25/2009 9.178     15.764
   6     8/25/2006    6.545    21.280        44    10/25/20099.474     16.227
   7     9/25/2006    6.551    21.258        45    11/25/20099.166     15.952
   8     10/25/2006   6.770    21.461        46    12/25/20099.467     16.397
   9     11/25/2006   6.553    21.236        47    1/25/2010 9.152     16.111
  10     12/25/2006   6.773    21.467        48    2/25/2010 9.154     16.180
  11     1/25/2007    6.555    21.268        49    3/25/2010 10.124    17.370
  12     2/25/2007    6.557    21.295        50    4/25/2010 9.133     16.284
  13     3/25/2007    7.260    22.036        51    5/25/2010 9.427     16.691
  14     4/25/2007    6.559    21.354        52    6/25/2010 9.112     16.345
  15     5/25/2007    6.779    21.601        53    7/25/2010 9.406     16.735
  16     6/25/2007    6.561    21.399        54    8/25/2010 9.094     16.306
  17     7/25/2007    6.781    21.632        55    9/25/2010 9.084     16.239
  18     8/25/2007    6.568    21.426        56    10/25/20109.375     16.555
  19     9/25/2007    6.602    21.475        57    11/25/20109.062     16.238
  20     10/25/2007   7.361    19.023        58    12/25/20109.353     16.605
  21     11/25/2007   7.335    13.824        59    1/25/2011 9.040     16.295
  22     12/25/2007   8.202    13.384        60    2/25/2011 9.029     16.359
  23     1/25/2008    8.305    13.611        61    3/25/2011 9.984     17.534
  24     2/25/2008    8.429    13.833        62    4/25/2011 9.007     16.469
  25     3/25/2008    9.019    14.550        63    5/25/2011 9.296     16.866
  26     4/25/2008    8.654    14.244        64    6/25/2011 8.985     16.565
  27     5/25/2008    9.010    14.652        65    7/25/2011 9.272     16.952
  28     6/25/2008    8.907    14.606        66    8/25/2011 8.962     16.645
  29     7/25/2008    9.334    14.973        67    9/25/2011 8.951     16.676
  30     8/25/2008    9.070    14.656        68    10/25/20119.238     17.052
  31     9/25/2008    9.077    14.590        69    11/25/20118.928     16.745
  32     10/25/2008   9.427    14.887        70    12/25/20119.214     17.127
  33     11/25/2008   9.140    14.469        71    1/25/2012 8.906     16.830
  34     12/25/2008   9.465    14.988        72    2/25/2012 8.894     16.880
  35     1/25/2009    9.162    14.857        73    3/25/2012 9.495     17.639
  36     2/25/2009    9.154    14.977        74    4/25/2012 8.871     16.987
  37     3/25/2009   10.128    16.127        75    5/25/2012 9.155     17.366
  38     4/25/2009    9.147    15.183        76    6/25/2012 8.848     10.151

                                        EXCESS SPREAD
Calculations are run to call at both static (1ML = 4.627%, 6ML = 4.971%, 12MCMT = 4.804%) and forward curves.  Excess spread means the per annum rate equal to 12 times the quotient of (x) the difference between (a) the total scheduled interest of the mortgage loans based on the Net
Mortgage Rates in effect on the related due date minus (b) the total interest due on the
Certificates, divided by (y) the aggregate principal balance of the Mortgage Loans as of the first day of the applicable accrual period.  Other assumptions include: (1) 20% HEP on fixed rate collateral and 100% Arm PPC on the adjustable rate collateral, (2) no defaults and no losses:

--------- ------- ------- -------- ------- -------- ----- -------- ------- ------- ------- --------
          EXCESS                           EXCESS        DEXCESS                           EXCESS
          SPREAD  1       6        12      SPREAD         SPREAD   1       6       12      SPREAD
          IN BPS  MONTH   MONTH    MONTH   IN BPS         IN BPS   MONTH   MONTH   MONTH   IN BPS
          (STATIC FORWARD FORWARD  FORWARD (FORWARD       (STATIC  FORWARD FORWARD FORWARD (FORWARD
 PERIOD   LIBOR)  LIBOR    LIBOR    CMT    LIBOR)   PERIO LIBOR)   LIBOR   LIBOR    CMT    LIBOR)
--------- ------- ------- -------- ------- -------- ----- -------- ------- ------- ------- --------
   1       423    4.627%  4.971%   4.804%    423     39     469    4.906%  4.994%  4.582%    444
--------- ------- ------- -------- ------- -------- ----- -------- ------- ------- ------- --------
   2       192    4.754%  5.056%   4.825%    179     40     457    4.903%  5.016%  4.570%    432
--------- ------- ------- -------- ------- -------- ----- -------- ------- ------- ------- --------
   3       208    4.989%  5.122%   4.840%    173     41     474    4.914%  5.040%  4.558%    450
--------- ------- ------- -------- ------- -------- ----- -------- ------- ------- ------- --------
   4       192    5.010%  5.149%   4.844%    155     42     464    4.939%  5.061%  4.547%    437
--------- ------- ------- -------- ------- -------- ----- -------- ------- ------- ------- --------
   5       208    5.048%  5.171%   4.839%    168     43     464    4.978%  5.075%  4.537%    433
--------- ------- ------- -------- ------- -------- ----- -------- ------- ------- ------- --------
   6       193    5.093%  5.182%   4.824%    148     44     479    5.012%  5.076%  4.527%    448
--------- ------- ------- -------- ------- -------- ----- -------- ------- ------- ------- --------
   7       193    5.123%  5.182%   4.801%    145     45     463    5.035%  5.066%  4.518%    429
--------- ------- ------- -------- ------- -------- ----- -------- ------- ------- ------- --------
   8       209    5.142%  5.172%   4.773%    161     46     479    5.044%  5.049%  4.510%    446
--------- ------- ------- -------- ------- -------- ----- -------- ------- ------- ------- --------
   9       194    5.147%  5.154%   4.743%    144     47     463    5.039%  5.030%  4.502%    429
--------- ------- ------- -------- ------- -------- ----- -------- ------- ------- ------- --------
   10      210    5.138%  5.130%   4.714%    162     48     463    5.018%  5.012%  4.496%    431
--------- ------- ------- -------- ------- -------- ----- -------- ------- ------- ------- --------
   11      194    5.117%  5.106%   4.686%    147     49     509    4.984%  5.003%  4.490%    483
--------- ------- ------- -------- ------- -------- ----- -------- ------- ------- ------- --------
   12      195    5.091%  5.082%   4.660%    150     50     461    4.954%  5.005%  4.485%    434
--------- ------- ------- -------- ------- -------- ----- -------- ------- ------- ------- --------
   13      242    5.063%  5.062%   4.638%    203     51     476    4.936%  5.018%  4.480%    450
--------- ------- ------- -------- ------- -------- ----- -------- ------- ------- ------- --------
   14      195    5.035%  5.044%   4.619%    156     52     460    4.930%  5.037%  4.476%    433
--------- ------- ------- -------- ------- -------- ----- -------- ------- ------- ------- --------
   15      211    5.010%  5.029%   4.603%    175     53     474    4.939%  5.058%  4.473%    449
--------- ------- ------- -------- ------- -------- ----- -------- ------- ------- ------- --------
   16      196    4.992%  5.014%   4.590%    161     54     458    4.962%  5.076%  4.470%    430
--------- ------- ------- -------- ------- -------- ----- -------- ------- ------- ------- --------
   17      212    4.980%  5.000%   4.581%    178     55     457    4.997%  5.087%  4.469%    426
--------- ------- ------- -------- ------- -------- ----- -------- ------- ------- ------- --------
   18      197    4.971%  4.985%   4.576%    164     56     472    5.029%  5.085%  4.468%    440
--------- ------- ------- -------- ------- -------- ----- -------- ------- ------- ------- --------
   19      201    4.962%  4.971%   4.575%    168     57     455    5.048%  5.072%  4.468%    421
--------- ------- ------- -------- ------- -------- ----- -------- ------- ------- ------- --------
   20      270    4.943%  4.959%   4.580%    241     58     470    5.054%  5.053%  4.469%    436
--------- ------- ------- -------- ------- -------- ----- -------- ------- ------- ------- --------
   21      277    4.924%  4.949%   4.588%    248     59     453    5.046%  5.030%  4.470%    418
--------- ------- ------- -------- ------- -------- ----- -------- ------- ------- ------- --------
   22      355    4.908%  4.944%   4.600%    329     60     452    5.023%  5.010%  4.471%    419
--------- ------- ------- -------- ------- -------- ----- -------- ------- ------- ------- --------
   23      378    4.896%  4.944%   4.615%    352     61     497    4.987%  4.995%  4.471%    471
--------- ------- ------- -------- ------- -------- ----- -------- ------- ------- ------- --------
   24      392    4.888%  4.948%   4.630%    367     62     449    4.954%  4.992%  4.471%    421
--------- ------- ------- -------- ------- -------- ----- -------- ------- ------- ------- --------
   25      424    4.886%  4.957%   4.645%    401     63     463    4.933%  4.998%  4.470%    438
--------- ------- ------- -------- ------- -------- ----- -------- ------- ------- ------- --------
   26      416    4.888%  4.970%   4.656%    392     64     446    4.923%  5.009%  4.468%    420
--------- ------- ------- -------- ------- -------- ----- -------- ------- ------- ------- --------
   27      439    4.894%  4.986%   4.665%    415     65     461    4.925%  5.024%  4.467%    435
--------- ------- ------- -------- ------- -------- ----- -------- ------- ------- ------- --------
   28      444    4.905%  5.004%   4.670%    418     66     444    4.939%  5.037%  4.466%    416
--------- ------- ------- -------- ------- -------- ----- -------- ------- ------- ------- --------
   29      473    4.920%  5.021%   4.673%    447     67     443    4.965%  5.044%  4.465%    412
--------- ------- ------- -------- ------- -------- ----- -------- ------- ------- ------- --------
   30      462    4.940%  5.034%   4.672%    434     68     457    4.989%  5.043%  4.465%    426
--------- ------- ------- -------- ------- -------- ----- -------- ------- ------- ------- --------
   31      464    4.965%  5.040%   4.668%    433     69     440    5.002%  5.034%  4.466%    407
--------- ------- ------- -------- ------- -------- ----- -------- ------- ------- ------- --------
   32      485    4.986%  5.036%   4.662%    454     70     454    5.007%  5.021%  4.468%    422
--------- ------- ------- -------- ------- -------- ----- -------- ------- ------- ------- --------
   33      472    4.998%  5.025%   4.653%    440     71     437    5.001%  5.007%  4.470%    405
--------- ------- ------- -------- ------- -------- ----- -------- ------- ------- ------- --------
   34      490    5.002%  5.010%   4.643%    460     72     436    4.984%  4.995%  4.473%    405
--------- ------- ------- -------- ------- -------- ----- -------- ------- ------- ------- --------
   35      476    4.995%  4.993%   4.631%    445     73     466    4.958%  4.991%  4.476%    439
--------- ------- ------- -------- ------- -------- ----- -------- ------- ------- ------- --------
   36      476    4.976%  4.979%   4.619%    447     74     433    4.936%  4.996%  4.480%    406
--------- ------- ------- -------- ------- -------- ----- -------- ------- ------- ------- --------
   37      522    4.946%  4.973%   4.606%    498     75     448    4.925%  5.010%  4.484%    422
--------- ------- ------- -------- ------- -------- ----- -------- ------- ------- ------- --------
   38      462    4.920%  4.978%   4.594%    436     76     431    4.924%  5.029%  4.488%    404
--------- ------- ------- -------- ------- -------- ----- -------- ------- ------- ------- --------

                                     BREAKEVEN CDR TABLE

The tables below display the Constant Default Rate ("CDR"), and the related cumulative collateral loss, that can be sustained without the referenced Class incurring a writedown.
Calculations are run to maturity at forward LIBOR, and at varying loss severity percentages.
Other assumptions include: (1) prepayment speed is 100% PPC, (2) 12 month lag from default to loss, and (3) triggers fail (i.e., no stepdown):

                              ---------------------------------------
                                          FORWARD LIBOR
                              ---------------------------------------
                               30% LOSS      40% LOSS     50% LOSS
                               SEVERITY      SEVERITY     SEVERITY
                              ============ ============= ============
CLASS M-1       CDR Break          40.38%        26.76%       19.97%
                Cum Loss           18.46%        19.29%       19.83%
                              ------------ ------------- ------------
CLASS M-2       CDR Break          23.92%        16.84%       12.97%
                Cum Loss           13.45%        14.04%       14.41%
                              ------------ ------------- ------------
CLASS M-3       CDR Break          17.32%        12.50%        9.77%
                Cum Loss           10.75%        11.20%       11.49%
                              ------------ ------------- ------------
CLASS M-4       CDR Break          14.71%        10.74%        8.45%
                Cum Loss            9.52%         9.93%       10.19%
                              ------------ ------------- ------------
CLASS M-5       CDR Break          13.10%         9.66%        7.65%
                Cum Loss            8.72%         9.11%        9.36%
                              ------------ ------------- ------------

                              [GRAPHIC OMITTED][GRAPHIC OMITTED]

(1) 1Month Libor 4.627%; 6Month Libor = 4.971%; 1Year CMT = 4.804%
(2) Assumes payments are received from the related Yield Maintenance Agreement.

Merrill Lynch[GRAPHIC OMITTED][GRAPHIC OMITTED]

                                                                              FREE WRITING PROSPECTUS
                                                                             FOR RAAC SERIES 2006-SP1
------------------------------------ -----------------------------------------------------------------
                                                                             FILED PURSUANT TO RULE 433;
                                                                              SEC FILE NO. 333-125485

                               ABS NEW TRANSACTION

                             FREE WRITING PROSPECTUS

                          $[275,925,000] (APPROXIMATE)
                MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
                              RAAC SERIES 2006-SP1

                                    GMAC RFC
                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

                           RAAC SERIES 2006-SP1 TRUST
                                 ISSUING ENTITY

                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                    DEPOSITOR

                         RESIDENTIAL FUNDING CORPORATION
                           MASTER SERVICER AND SPONSOR

EXPECTED TIMING:      Pricing Date:     On or about March [6], 2006
                      Settlement Date:  On or about March [9], 2006
                      First Payment     March 27, 2006
                      Date:

STRUCTURE:            Single Group      $[275,925,000] senior/subordinate structure
                      Rating Agencies:  Moody's, Standard & Poor's and Fitch

                                              MARCH [2], 2006

                                            IMPORTANT NOTICE

The depositor  has filed a  registration  statement  (including a prospectus)  with the  Securities  and
Exchange  Commission  (the  "SEC") for the  offering  to which this  communication  relates.  Before you invest,  you  should  read the  prospectus  in that  registration  statement  and  other  documents  the depositor has filed with the SEC for more complete  information  about the depositor and this  offering.
You may get  these  documents  at no  charge  by  visiting  EDGAR  on the SEC Web  site at  www.sec.gov.
Alternatively,  the depositor,  any underwriter or any dealer participating in the offering will arrange to send  you the  prospectus  at no  charge  if you  request  it by  calling  the  toll-free  number  at
1-800-221-1037.

The  information  in this free writing  prospectus,  if conveyed  prior to the time of your  contractual commitment  to purchase  any of the  Certificates,  supersedes  any  information  contained in any prior similar  materials  relating to the  Certificates.  The  information in this free writing  prospectus is preliminary and is subject to completion or change.

This free writing  prospectus  is being  delivered to you solely to provide you with  information  about the  offering  of the  Certificates,  when,  as and if issued.  The  Certificates  referred  to in these materials  are  being  sold  when,  as and  if  issued.  The  issuer  is not  obligated  to  issue  such
Certificates or any similar security and the  underwriter's  obligation to deliver such  Certificates is subject  to  the  terms  and  conditions  of  the  underwriting  agreement  with  the  issuer  and  rthe availability  of such  certificates  when,  as and if issued by the  issuer.  You are  advised  that the terms of the  Certificates  and the  characteristics  of the mortgage loan pool backing them, may change
(due,  among other things,  to the  possibility  that  mortgage  loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different  mortgage  loans may be  added  to the  pool,  and that  one or more  classes  of  Certificates  may be  split,  combined  or eliminated),  at any time prior to the issuance or availability of a final  prospectus.  You are advised that  Certificates may not be issued that have the  characteristics  described in these  materials.  The underwriter's  obligation to sell such  Certificates  to you is  conditioned  on the mortgage  loans and
Certificates  having the  characteristics  described  in these  materials.  If for any reason the issuer does not deliver  such  Certificates,  the  underwriter  will notify you, and neither the issuer nor the underwriter  will have any  obligation  to you to deliver all or any portion of the  Certificates  which you have  committed  to  purchase,  and none of the issuer not any  underwriters  will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

This  communication  does not  contain  all  information  that is  required  to be  included in the base prospectus and the prospectus supplement.

Numerous  assumptions  were used in  preparing  this  free  writing  prospectus  which may or may not be stated  therein.  This  free  writing  prospectus  should  not be  construed  as either  projections  or predictions or as legal, tax, financial or accounting advice.

Any yields or weighted  average  lives shown in this free  writing  prospectus  are based on  prepayment assumptions and actual  prepayment  experience may  dramatically  affect such yields or weighted average lives.  In  addition,  it is possible  that  prepayments  on the  underlying  assets will occur at rates slower  or  faster  than  the  rates  assumed  in this  free  writing  prospectus.  Furthermore,  unless otherwise  provided,  this free writing  prospectus  assumes no losses on the  underlying  assets and no interest  shortfall.  The  specific  characteristics  of the  securities  may differ from those shown in this  free  writing  prospectus  due to  differences  between  the  actual  underlying  assets  and  the hypothetical assets used in preparing this free writing prospectus.

This  communication  shall not constitute an offer to sell or the  solicitation  of any offer to buy nor shall there be any sale of the  securities  discussed  in this free writing  prospectus  in any state in which such offer,  solicitation or sale would be unlawful prior to registration or  qualification  under the securities laws of any such state.

Please be advised that  asset-backed  securities  may not be appropriate  for all  investors.  Potential investors must be willing to assume,  among other things,  market price volatility,  prepayments,  yield curve and interest  rate risk.  Investors  should  fully  consider  the risk of an  investment  in these securities.

FOR ADDITIONAL INFORMATION PLEASE CALL:

MERRILL LYNCH
MBS/ABS TRADING/SYNDICATE
Scott Soltas                            212-449-3659                scott_soltas@ml.com
Charles Sorrentino                      212-449-3659                charles_sorrentino@ml.com
Colin Sheen                             212-449-3659                colin_sheen@ml.com
Charles Macintosh                       212-449-3659                charles_macintosh@ml.com
Gregory Ikhilov                         212-449-3659                gregory_ikhilov@ml.com
Roger Ashworth                          212-449-3659                roger_ashworth@ml.com
Edgar Seah                              +81 3 6225 7803             edgar_seah@ml.com

GLOBAL ASSET BACKED FINANCE
Matt Whalen                             212-449-0752                matthew_whalen@ml.com
Paul Park                               212-449-6380                paul_park@ml.com
Tim Loughlin                            212-449-1646                timothy_loughlin@ml.com
Tom Saywell                             212-449-2122                tom_saywell@ml.com
Alan Chan                               212-449-8140                alan_chan@ml.com
Fred Hubert                             212-449-5071                fred_hubert@ml.com
Alice Chu                               212-449-1701                alice_chu@ml.com
Sonia Lee                               212-449-5067                sonia_lee@ml.com
Keith Singletary                        212-449-9431                keith_singletary@ml.com
Calvin Look                             212-449-5029                calvin_look@ml.com
Yimin Ge                                212-449-9401                yimin_ge@ml.com
Hoi Yee Leung                           212-449-1901                hoiyee_leung@ml.com
Mark Dereska                            212-449-1008                mark_dereska@ml.com

RATING AGENCIES

FITCH
Laura Pokjoni                           212-908-0228                laura.pokojni@fitchratings.com
Marc Lessner                            212-908-0693                marc.lessner @fitchratings.com

MOODY'S
Timothy Gildner                         212-553-2919                timothy.gildner@moodys.com

STANDARD & POOR'S
Amanda Hopkins                          212-438-1809                amanda_hopkins@standardandpoors.com

------------------------------------------------------------------------------------------------------------
   All collateral statistics described herein are based on the collateral balances as of February 1, 2006
                              (the "Cut-Off Date") unless otherwise indicated.

                               RAAC SERIES 2006-SP1 TRUST STRUCTURAL SUMMARY
                                              MARCH [2], 2006
                    $275,925,000 (APPROXIMATE OFFERED CERTIFICATES- SUBJECT TO REVISION)

CHARACTERISTICS OF THE CERTIFICATES (1), (2), (3)
 -------------------- ------------ ------------------ ----------- ------- ------------ ------------- ------------------ ---------------- -----------
        Class                           Expected       Bond Type  Pmt.      Interest     WAL (yrs.)  Pmt. Window (mos.)   Exp. Maturity   Final

                                                                                                                                         Scheduled
                       Expected          Ratings                  Delay      Accrual     to Call /                          to Call /    Maturity
                      Amount ($)   (S&P/Moody's/Fitch)            (days)     Basis       Maturity   to Call / Maturity     Maturity        (6)
 -------------------- ------------ ------------------ ----------- ------- ------------ ------------- ------------------ ---------------- -----------
 OFFERED CERTIFICATES
                                                         Sr Fltr
         A-1           139,138,000    AAA / Aaa / AAA   (4), (5)     0    Actual/360   1.00 / 1.00    1 - 23 / 1 - 23    01/08 / 01/08     09/2045
                                                         Sr Fltr
         A-2           68,235,000     AAA / Aaa / AAA   (4), (5)     0    Actual/360   3.00 / 3.00   23 - 76 / 23 - 79   06/12 / 09/12     09/2045
                                                         Sr Fltr                                      76 - 76 / 79 -
         A-3           13,859,000     AAA / Aaa / AAA   (4), (5)     0    Actual/360   6.29 / 9.29          179          06/12 / 01/21     09/2045
                                                        Mez Fltr                                      45 - 76 / 45 -
         M-1           21,069,000    [AA] / Aa2 / [AA]  (4), (5)     0     Actual/360  4.78 / 5.29          157          06/12 / 03/19     09/2045
                                                        Mez Fltr                                      41 - 76 / 41 -
         M-2           17,173,000     [A] / A2 / [A]    (4), (5)     0     Actual/360  4.48 / 4.94          142          06/12 / 12/17     09/2045
                                      [BBB+] / Baa1 /   Mez Fltr                                      39 - 76 / 39 -
         M-3            8,947,000         [BBB+]        (4), (5)     0     Actual/360  4.37 / 4.77          125          06/12 / 07/16     09/2045
                                      [BBB] / Baa2 /    Mez Fltr                                      39 - 76 / 39 -
         M-4            4,185,000          [BBB]        (4), (5)     0     Actual/360  4.33 / 4.67          112          06/12 / 06/15     09/2045
                                      [BBB-] / Baa3 /   Mez Fltr                                      38 - 76 / 38 -
         M-5            3,319,000         [BBB-]        (4), (5)     0     Actual/360  4.31 / 4.59          103          06/12 / 09/14     09/2045
     TOTAL OFFERED
     CERTIFICATES       $275,925,000
   NON-OFFERED CERTIFICATES
         R-I              N/A        AAA / Aaa / AAA   Sr Resid                            Information Not Provided Herein
         R-II             N/A        AAA / Aaa / AAA   Sr Resid                            Information Not Provided Herein
          SB           12,701,912                                                          Information Not Provided Herein

        TOTAL          $288,626,912
 --------------------- ------------ -----------------------------------------------------------------------------------------------------------------

NOTES:
(1)     Class sizes subject to a permitted variance in the aggregate of 10%.
(2)     Pricing  Prepayment  Assumption:  in  respect  of the fixed rate  Mortgage  Loans,  [20]% HEP and in respect of the adjustable rate Mortgage Loans: [100]% PPC, age adjusted, as defined herein.
(3)     Each Certificate is illustrated as priced to both (i) the 10% optional call and (ii) to maturity.
(4)     The pass-through rate on the Class A Certificates and the Class M Certificates will be equal to the least of (i) one-month LIBOR plus the related margin and (ii) the Net WAC Cap Rate, and (iii)
      [14.00]% per annum.
(5)     If the 10% optional call is not exercised with respect to the Mortgage Loans, the margin on the
      Class A Certificates will double and the margin on the Class M Certificates will increase to 1.5x the respective original margin, in each case beginning on the second Distribution Date after the first possible optional call date in respect of the Mortgage Loans.
(6)     Calculated based on being one month after the maturity date of the latest maturing loan.

                                       SUMMARY COLLATERAL INFORMATION

Original LTVs have been calculated based on the original mortgage loan balance and the mortgaged property value at the time of mortgage loan origination.  Current LTVs have been calculated based on the mortgage loan balance as at the Cut-off Date and the mortgaged property value at the time of mortgage loan origination.  As of the Closing Date, approximately 3.98% of the Mortgage Loans will be secured by second liens.

All of the credit scores have been updated prior to the Cut-off Date.

All collateral information contained herein is as of the Cut-off Date of February 1, 2006.

         -----------------------------------------------------------------------------------

                                           MORTGAGE LOANS
         Agg. Scheduled Balance     $288,626,912       WA Original LTV      80.06%
         Avg. Scheduled Balance        $195,945        WA Current LTV       79.99%
                                                       WA Credit
         WAC                           7.260%          Score                  644
         WAM (months)                    346           Full Doc             37.48%
         WA Seasoning (months)            5
         California Concentration      28.04%
         ------------------------- ---------------- -- --------------- ---------------------

ISSUING ENTITY:              RAAC Series 2006-SP1 Trust.

CERTIFICATES:                The Class A-1,  Class A-2,  Class A-3,  Class M-1,  Class M-2, Class M-3, Class
                             M-4, Class M-5, Class R-I, Class R-II and Class SB  Certificates  are backed by primarily first lien,  fixed-rate and  adjustable-rate  seasoned mortgage loans
                             (the "Mortgage Loans").

                             The Class A-1,  Class A-2 and Class A-3  Certificates  are referred to together as the "Class A Certificates".

                             The Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5  Certificates  are
                             referred  to  together  as the  "Class  M  Certificates"  or  the  "Subordinate
                             Certificates".

OFFERED CERTIFICATES:        The Class A Certificates and the Class M Certificates.

NON-OFFERED CERTIFICATES:    The Class R-I, Class R-II and Class SB Certificates are not offered hereby.

LEAD MANAGER:                Merrill Lynch, Pierce, Fenner & Smith Incorporated

CO-MANAGER:                  Residential Funding Securities Corp.

DEPOSITOR:                   Residential Asset Mortgage Products, Inc. ("RAMP") an affiliate of
                             Residential Funding Corporation.

TRUSTEE:                     JPMorgan Chase Bank, National Association

MASTER SERVICER AND SPONSOR: Residential   Funding   Corporation   (the  "Seller",   "Master   Servicer"  or
                             "Residential Funding"),  an indirect,  wholly owned subsidiary of GMAC Mortgage
                             Corporation, Inc..

YIELD MAINTENANCE PROVIDER:  [TBD] (the "Counterparty").

SUBSERVICERS:                Primary servicing will be provided by GMAC Mortgage Corporation ("GMACMC")
                             with respect to approximately 69.23% of the Mortgage Loans, by HomeComings
                             Financial Network, Inc. ("HomeComings") with respect to approximately 29.31%
                             of the Mortgage Loans, by Wilshire Credit Corporation ("Wilshire") with respect to approximately 1.43% of the Mortgage Loans and by Litton Loan
                             Servicing LLP ("Litton") with respect to approximately 0.03%% of the Mortgage
                             Loans.  Wilshire is a wholly-owned subsidiary of Merrill Lynch & Co, Inc.
                             HomeComings is a wholly-owned subsidiary of Residential Funding.

CUT-OFF DATE:                February 1, 2006.

SETTLEMENT DATE:             On or about March 9, 2006.

DISTRIBUTION DATES:          25th of each month (or the next business day if such day is not a business day) commencing on March 27, 2006.

FORM OF CERTIFICATES:        Book-entry form through DTC, Clearstream and Euroclear.

MINIMUM DENOMINATIONS:       For the Class A and Class M-1 Certificates:  $25,000 and integral  multiples of
                             $1 in excess  thereof.  For the Class M-2,  Class M-3,  Class M-4 and Class M-5
                             Certificates: $250,000 and integral multiples of $1 in excess thereof.

ERISA CONSIDERATIONS:        The Class A Certificates may be eligible for purchase by employee benefit plans or other retirement arrangements that are subject to ERISA or Section
                             4975 of the Code, subject to certain conditions. The Class M Certificates will not be ERISA eligible. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of such a plan's acquisition and ownership of such Offered Certificates.

LEGAL INVESTMENT:            The  Certificates  will  not  constitute   "mortgage-related   securities"  for
                             purposes of the Secondary Mortgage Market Enhancement Act of 1984.

TAX STATUS:                  Two or more REMIC elections.

MORTGAGE LOANS:              The Mortgage Loans will consist of first and second lien, fixed-rate and adjustable-rate mortgage loans with an aggregate principal balance of approximately $288,626,912  as of the Cut-off Date.

PRICING PREPAYMENT
ASSUMPTION:                  In respect of the fixed rate  Mortgage  Loans,  [20]% HEP and in respect of the adjustable  rate  Mortgage  Loans,  [100]%  PPC (2% CPR in  month  1,  building linearly  to 30% CPR in month  12,  remaining  at 30% CPR until  month 22,  50%
                             CPR,  from month 23 to month 27, and 35% CPR in month 28 and  thereafter).  The maximum CPR in any one period is 95%.

OPTIONAL CALL:               If the aggregate principal balance of the Mortgage Loans falls below 10% of their
                             original aggregate principal balance as of the Cut-off Date ("Optional
                             Call"), the Master Servicer may terminate the trust.   The exercise of the
                             Optional Call may be subject to limitations as described in the prospectus supplement.

THE PRINCIPAL INVESTMENT
ACTIVITIES PROGRAM:          The mortgage  loans  included in the trust were  acquired and  evaluated  under
                             Residential  Funding's  Principal  Investment  Activities ("PIA") Program.  The
                             PIA Program,  among other types of collateral,  targets seasoned assets offered in the  secondary  market.  These loans may be called  loans (from  Residential
                             Funding  programs or otherwise),  loans acquired as part of portfolio sales, or may be loans with  program  exceptions  or may be  secured by unusual  property types.  The  loans  may have  document  deficiencies  or prior  and/or  current delinquencies or a combination of one or more of the foregoing.

                             The PIA Program employs a value based investment strategy whereby it looks to acquire various types of loans at a price that the PIA Program deems to be undervalued at the time of purchase.  The PIA Program's process for acquiring a loan is intended to determine whether the characteristics of the loan, the borrower and the collateral, taken as a whole, represent an acceptable lending risk.  The factors considered may include:

o       the mortgage loan's payment terms and characteristics;
o       the borrower's credit profile, both current and, if available, at origination;
o       an analysis of the mortgagor's ability and willingness to make full and timely repayment;
o       the value of the mortgaged  property,  as evidenced by a broker's price opinion,  statistical  value or comparison with real estate listings of comparable properties; and
o       the  quality of the  available  legal  documentation  associated  with the loan,  including  certain aspects of compliance with relevant laws.

                             PIA's due  diligence  is  tailored to address the  particular  risk  profile of each  acquisition.  In relation to the  acquisition  of the mortgage  loans for this  transaction,  the due  diligence  performed  by the PIA group  included a review of a detailed loan tape with  specific  representations  and  warranties provided by the seller of such  mortgage  loans,  in relation  to,  among other things,  the accuracy of such date,  together  with a review of the  underlying loans and the  collateral  files,  but did not  include a review of the  credit files fore the mortgage loans.

                             The  values of  mortgaged  properties  securing  loans  acquired  under the PIA
                             Program  obtained  are  generally  compared  to  an  estimated  value,   recent
                             listings of comparable  properties,  statistical  values and/or  broker's price opinions.

CREDIT ENHANCEMENT:          A.  SUBORDINATION
                             Except as described  below,  if the Class M  Certificates  remain  outstanding, losses on the  Mortgage  Loans  which are not  covered  by  excess  cash  flow,
                             including    payments    under   the    Yield    Maintenance    Agreement    or
                             overcollateralization  will be allocated to the Class M  Certificates  with the lowest payment  priority,  and the other classes of Offered  Certificates  will not bear any portion of such  losses,  except as  described  in the  prospectus supplement.  If none of the  Class M  Certificates  are  outstanding,  all such losses not  covered by excess  cash flow,  including  payments  under the Yield
                             Maintenance Agreement or  overcollateralization  will be allocated to the Class
                             A Certificates as described in the prospectus supplement

                            ------------------------------------------------------------

                                       CLASS                INITIAL SUBORDINATION(1)
                            ----------------------------- ------------------------------
                                      Class A                        [23.35]%
                                     Class M-1                       [16.05]%
                                     Class M-2                       [10.10]%
                                     Class M-3                       [7.00]%
                                     Class M-4                       [5.55]%
                                     Class M-5                       [4.40]%
                             (1)    Assumes the initial Required Overcollateralization Amount is met.

                             B.  OVERCOLLATERALIZATION ("OC")
                           ------------------------------------------------------------- -----------

                           ------------------------------------------------------------- -----------
                           Initial (% Orig.)                                               [4.40]%
                           Required OC Amount (% original balance)                         [4.40]%
                           Stepdown Required OC Amount (% of current balance) ((1))        [8.80]%
                           OC Floor (% of original balance)                                 0.50%
                           OC Holiday                                                       None
                           ------------------------------------------------------------- -----------
                              ((1))  Subject to certain trigger events as specified herein.

                             C.  EXCESS CASH FLOW
                             With respect to any  Distribution  Date,  an amount equal to the sum of (A) the excess of (i) the related Available  Distribution  Amount for that Distribution
                             Date  over  (ii)  the sum of (a) the  Interest  Distribution  Amount  for  that distribution  Date, (b) the Principal  Remittance  Amount for that Distribution
                             Date,  (B)  the  Overcollateralization  Reduction  Amount,  if  any,  for  that
                             Distribution  Date and (C) any  amounts  received  by the trust under the yield maintenance agreement for that Distribution Date.
                             Excess  Cash  Flow may be used to  protect  the  Offered  Certificates  against realized  losses by making an additional  payment of principal up to the amount of the realized losses.

                             D.  YIELD MAINTENANCE AGREEMENT.

                             Any  amounts   payable   under  the  Yield   Maintenance   Agreement   on  each
                             Distribution  Date  will  be  considered  as  Excess  Cash  Flow  and  will  be distributed pursuant to "Excess Cash Flow Distributions" below.

INTEREST DISTRIBUTIONS:      On each  Distribution  Date,  accrued and unpaid  interest (less any prepayment interest shortfalls not covered by compensating  interest,  Excess Cash Flow or payments  under the yield  maintenance  agreement)  will be paid to the holders of  Certificates  to the  extent of the  available  distribution  amount in the following order of priority:

(1)     To the Class A Certificates, pro rata;
(2)     To the Class M-1 Certificates;
(3)     To the Class M-2 Certificates;
(4)     To the Class M-3 Certificates;

(5)     To the Class M-4 Certificates; and

(6)     To the Class M-5 Certificates.

PRINCIPAL DISTRIBUTIONS:     The Principal Distribution Amount will be distributed as follows:

(1)     To the Class A Certificates,  the Class A Principal  Distribution  Amount as described under Class A
                                 Principal  Distribution Amount, until the certificate  principal balance of the Class A Certificates are reduced to zero;
(2)     To the Class M-1 Certificates,  the Class M-1 Principal  Distribution  Amount, until the certificate principal balance of the Class M-1 Certificates is reduced to zero;
(3)     To the Class M-2 Certificates,  the Class M-2 Principal  Distribution  Amount, until the certificate principal balance of the Class M-2 Certificates is reduced to zero;
(4)     To the Class M-3 Certificates,  the Class M-3 Principal  Distribution  Amount, until the certificate principal balance of the Class M-3 Certificates is reduced to zero;
(5)     To the Class M-4 Certificates,  the Class M-4 Principal  Distribution  Amount, until the certificate principal balance of the Class M-4 Certificates is reduced to zero; and
(6)     To the Class M-5 Certificates,  the Class M-5 Principal  Distribution  Amount, until the certificate principal balance of the Class M-5 Certificates is reduced to zero.

EXCESS CASH FLOW DISTRIBUTIONS:     On  any   Distribution   Date,  the  Excess  Cash  Flow  and  subsequent
                                    recoveries  received  by the Master  Servicer  with  respect  to any  defaulted
                                    Mortgage Loan will be allocated in the following order of priority:

        (1)     As part of the Principal Distribution Amount, to pay to the holders of the Class A Certificates, and then sequentially to the holders of the Class M Certificates in their order of
                priority, in reduction of their certificate principal balances, the principal portion of realized losses previously allocated to reduce the certificate principal balance of any class of the
                Class A and Class M Certificates and remaining unreimbursed, but only to the extent of subsequent recoveries for that
                Distribution Date;

        (2)     As part of the Principal Distribution Amount, to pay first to the holders of the Class A Certificates, pro rata, and then to the Class M Certificates, in their order of payment priority, in reduction of their certificate principal balances, the principal portion of Realized Losses for the preceding calendar month;

        (3)     To pay to the holders of the Class A and M Certificates in respect of principal (in the order of priority as described above under "Principal Distributions"), until the Required
                Overcollateralization Amount has been achieved;

        (4)     To pay to the holders of the Class A and M Certificates, pro rata based on prepayment interest shortfalls previously
                allocated thereto that remain unreimbursed, the amount of any
                Prepayment Interest Shortfalls allocated thereto for that
                Distribution Date, to the extent not covered by the Eligible
                Master Servicing Compensation on that Distribution Date;

        (5)     To pay to the holders of the Class A and M Certificates, pro rata based on the amount of any unpaid Prepayment Interest
                Shortfalls previously allocated thereto, the amount of any
                Prepayment Interest Shortfalls remaining unpaid from prior
                Distribution Dates with interest thereon;

        (6)     To pay to the holders of the Class A Certificates, pro rata, based on the amount of the Net WAC CAP Shortfall Carry-Forward
                Amounts previously allocated thereto that remain unreimbursed, and then sequentially to the holders of the Class M-1, Class
                M-2, Class M-3, Class M-4 and Class M-5 Certificates, in that order, the amount of any Net WAC Cap Shortfall Carry-Forward
                Amounts, remaining unpaid as of that Distribution Date;

        (7)     To pay to the holders of the Certificates, pro rata based on the amount of any Relief Act Shortfalls allocated thereto for that
                Distribution Date, the amount of any Relief Act Shortfall
                occurring in the current interest accrual period;

        (8)     To pay to the holders of the Class A Certificates, pro rata, based on their respective principal portion of realized losses previously allocated to those classes of Certificates and
                remaining unreimbursed, and then sequentially to the holders of the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5
                Certificates, in that order, the principal portion of any
                realized losses previously allocated thereto that remain
                unreimbursed; and

        (9)     Any remaining amount, to pay to the holders of the Class SB
                Certificates, Class R-I and Class R-II Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

On any Distribution Date, the amounts described in clause (2) and (3) above will be paid first from Excess Cash Flow for that Distribution Date, other than amounts received by the trust under the Yield Maintenance Agreement, and second from amounts received by the trust under the Yield Maintenance Agreement.

INTEREST ACCRUAL PERIOD:     From and  including  the  preceding  Distribution  Date (for the first  accrual period, the
                             Settlement Date) up to but excluding the current Distribution Date, on an actual/360
                             basis.

PASS-THROUGH RATES:

        o       The Class A-1 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the second Distribution Date after the first possible
                Optional Call Date, One-Month LIBOR plus 0.[ ]% (the "Class A-1
                Margin"), and beginning on the second Distribution Date after the first possible Optional Call Date, One-Month LIBOR plus 2 times the Class A-1 Margin, (y) the Net WAC Cap Rate and (z)
                [14.00]%.

        o       The Class A-2 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the second Distribution Date after the first possible
                Optional Call Date, One-Month LIBOR plus 0.[ ]% (the "Class A-2
                Margin"), and beginning on the second Distribution Date after the first possible Optional Call Date, One-Month LIBOR plus 2 times the Class A-2 Margin, (y) the Net WAC Cap Rate, and (z)
                [14.00]%.

        o       The Class A-3 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the second Distribution Date after the first possible
                Optional Call Date, One-Month LIBOR plus 0.[ ]% (the "Class A-3
                Margin"), and beginning on the second Distribution Date after the first possible Optional Call Date, One-Month LIBOR plus 2 times the Class A-3 Margin, (y) the Net WAC Cap Rate, and (z)
                [14.00]%.

        o       The Class M-1 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the second Distribution Date after the first possible
                Optional Call Date, One-Month LIBOR plus 0.[ ]% (the "Class M-1
                Margin"), and beginning on the second Distribution Date after the first possible Optional Call Date, One-Month LIBOR plus 1.5 times the Class M-1 Margin, (y) the Net WAC Cap Rate, and (z)
                [14.00]%.

        o       The Class M-2 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the second Distribution Date after the first possible
                Optional Call Date, One-Month LIBOR plus 0.[ ]% (the "Class M-2
                Margin"), and beginning on the second Distribution Date after the first possible Optional Call Date, One-Month LIBOR plus 1.5 times the Class M-2 Margin, (y) the Net WAC Cap Rate, and (z)
                [14.00]%.

        o       The Class M-3 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the second Distribution Date after the first possible
                Optional Call Date, One-Month LIBOR plus [ ]% (the "Class M-3
                Margin"), and beginning on the second Distribution Date after the first possible Optional Call Date, One-Month LIBOR plus 1.5 times the Class M-3 Margin, (y) the Net WAC Cap Rate, and (z)
                [14.00]%.

        o       The Class M-4 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the second Distribution Date after the first possible
                Optional Call Date, One-Month LIBOR plus [ ]% (the "Class M-4
                Margin"), and beginning on the second Distribution Date after the first possible Optional Call Date, One-Month LIBOR plus 1.5 times the Class M-4 Margin, (y) the Net WAC Cap Rate, and (z)
                [14.00]%.

        o       The Class M-5 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the second Distribution Date after the first possible
                Optional Call Date, One-Month LIBOR plus [ ]% (the "Class M--5
                Margin"), and beginning on the second Distribution Date after the first possible Optional Call Date, One-Month LIBOR plus 1.5 times the Class M-5 Margin, (y) the Net WAC Cap Rate, and (z)
                [14.00]%.

NET WAC CAP RATE:            The Pass-Through Rate of each class of the Offered Certificates with respect to any Distribution Date will be subject to a cap equal to the product of (i)
                             the weighted average of the Net Mortgage Rates of the Mortgage Loans as of
                             the end of the calendar month immediately preceding the month in which such
                             Distribution Date occurs and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related interest accrual period. For any Distribution Date on which the Pass-Through
                             Rate on any class of the Offered Certificates is limited to the Net WAC Cap
                             Rate, the resulting shortfall will carry forward with interest thereon, subject to a maximum of [14.00]% per annum (the "Net WAC Cap Rate Shortfall
                             Carry-Forward Amount").

NET WAC CAP
RATE SHORTFALL:              With  respect to any class of the Offered  Certificates,  and any  Distribution
                             Date on which the Net WAC Cap Rate is used to determine the  Pass-Through  Rate of that class of  Certificates,  an amount  equal to the excess of (i)  accrued certificate  interest  calculated at the Pass-Through Rate that would otherwise be  applicable  if the Net WAC Cap Rate did not apply,  provided that this rate does not exceed  [14.00]%  per annum  over (ii)  accrued  certificate  interest calculated using the Net WAC Cap Rate.

WEIGHTED AVERAGE
MONTHLY FEES:                Master servicing fee and sub-servicing fee of approximately 0.53%.

NET MORTGAGE RATE:           With respect to any Mortgage  Loan,  the mortgage  rate thereon minus the rates at which the master servicing and subservicing fees are paid.

ELIGIBLE MASTER SERVICING
COMPENSATION:                For any Distribution Date, an amount equal to the lesser of (a) one-twelfth of 0.125% of the stated principal balance of the mortgage loans immediately preceding that Distribution Date, and (b) the sum of the Master Servicing Fee
                             payable to the Master Servicer in respect of its master servicing activities and reinvestment income received by the Master Servicer on amounts payable with respect to that Distribution Date with respect to the Mortgage Loans.

RELIEF ACT SHORTFALLS:       With respect to any  Distribution  Date, the shortfall,  if any, in collections of interest resulting from the  Servicemembers  Civil Relief Act or any similar
                             legislation   or  regulation.   Relief  Act  Shortfalls   will  be  covered  by
                             available  Excess  Cash  Flow  in the  current  period  only.  Any  Relief  Act
                             Shortfalls  allocated to the Offered  Certificates  for the current  period not covered by Excess Cash Flow in the current  period will remain  unpaid.  Relief
                             Act  Shortfalls  will be  allocated  on a pro  rata  basis  among  the  Offered
                             Certificates  in  accordance  with the amount of accrued  certificate  interest that would have accrued absent these shortfalls.

PREPAYMENT INTEREST SHORTFALLS:     With respect to any  Distribution  Date,  the  aggregate  shortfall,  if any, in collections of interest  resulting from partial  mortgagor  prepayments or  prepayments  in full on the Mortgage  Loans during the  preceding  calendar month.  These  shortfalls  will result because  interest on prepayments in full is  distributed  only to the date of  prepayment,  and  because no  interest is distributed on  prepayments  in part, as these  prepayments in part are applied to reduce the  outstanding  principal  balance of the Mortgage  Loans as of the due date  immediately  preceding  the date of  prepayment.  No assurance can be given that the amounts available to cover Prepayment  Interest  Shortfalls will be sufficient therefore.

ADVANCES:                    The Master Servicer will advance delinquent principal and interest to the extent the advance is determined to be recoverable from future collections on the relevant Mortgage Loan.

OVERCOLLATERALIZATION
AMOUNT:                      With respect to any  Distribution  Date,  the excess,  if any, of the aggregate stated  principal  balance  of the  Mortgage  Loans  before  giving  effect  to distributions  of  principal  to be made on that  Distribution  Date,  over the aggregate  certificate  principal  balance of the Class A Certificates  and the
                             Subordinate  Certificates,   as  of  such  date,  before  taking  into  account
                             distributions of principal to be made on that Distribution Date.

REQUIRED
OVERCOLLATERALIZATION AMOUNT:       With respect to any  Distribution  Date and the Mortgage  Loans,  (a) if
                             such  Distribution  Date  is  prior  to  the  Stepdown  Date,  [4.40]%  of  the aggregate  stated  principal  balance of the  Mortgage  Loans as of the Cut-Off
                             Date, or (b) if such  Distribution  Date is on or after the Stepdown  Date, the greater of (i) [8.80]% of the then current  aggregate stated principal  balance of the  Mortgage  Loans as of the end of the related  due  period,  or (ii) the
                             Overcollateralization  Floor, provided,  however, that if a Trigger Event is in effect on any  Distribution  Date,  the Required  Overcollateralization  Amount
                             shall equal the  Required  Overcollateralization  Amount  from the  immediately preceding Distribution Date.

TRIGGER EVENT (1):           A Trigger Event is in effect on any  Distribution  Date if either (i) the three month average of the related Sixty-Plus Delinquency  Percentage,  as determined on that  Distribution  Date  and the  immediately  preceding  two  Distribution
                             Dates,  equals  or  exceeds  [ ]% of  the  Senior  Enhancement  Percentage,  or
                             (ii)  aggregate   amount  of  realized  losses  on  the  Mortgage  Loans  as  a percentage of the initial  aggregate  principal  balance of the Mortgage  Loans as of the Cut-off Date exceed the applicable amount set forth below:

                            ------------------ ----------------------------------------------------
                             Months 25-36       [     ]% in the first month plus an additional
                                                1/12th of [     ]% for every month thereafter
                            ------------------ ----------------------------------------------------
                             Months 37-48       [     ]% in the first month plus an additional
                                                1/12th of [     ]% for every month thereafter
                             Months 49-60       [     ]% in the first month plus an additional
                                                1/12th of [     ]% for every month thereafter
                             Months 61-72       [     ]% in the first month plus an additional
                                                1/12th of [     ]% for every month thereafter
                             Month 73+          [     ]%
                             ------------------ ----------------------------------------------------

SIXTY-PLUS DELINQUENCY
PERCENTAGE:                  With  respect  to  any  Distribution   Date,  the  fraction,   expressed  as  a
                             percentage,  equal  to  (x)  the  aggregate  stated  principal  balance  of the
                             Mortgage  Loans that are 60 or more days  delinquent  in  payment of  principal
                             and  interest  for  that  Distribution   Date,   including  mortgage  loans  in
                             foreclosure  and REO, over (y) the aggregate  stated  principal  balance of all of the Mortgage Loans immediately preceding that Distribution Date.

SENIOR ENHANCEMENT
PERCENTAGE:                  For any Distribution  Date, the percentage  obtained by dividing (x) the sum of
                             (i)  the   aggregate   certificate   principal   balance  of  the   Subordinate
                             Certificates and (ii) the  Overcollateralization  Amount, in each case prior to the  distribution  of the Principal  Distribution  Amount on such  Distribution
                             Date,  by (y) the  aggregate  stated  principal  balance of the Mortgage  Loans after giving effect to distributions to be made on that Distribution Date.

OVERCOLLATERALIZATION
FLOOR:                       An amount equal to the 0.50% of the aggregate stated  principal  balance of the
                             Mortgage Loans as of the Cut-off Date.

OVERCOLLATERALIZATION
REDUCTION AMOUNT:            For any  Distribution  Date for which the Excess  Overcollateralization  Amount is, or would be, after taking into account all other  distributions  to be made on that  Distribution  Date,  greater than zero,  an amount equal to the lesser of (i) the Excess  Overcollateralization  Amount for that Distribution Date and
                             (ii) the Principal Remittance Amount for that Distribution Date.

EXCESS
OVERCOLLATERALIZATION
AMOUNT:                      For any  Distribution  Date, the excess,  if any, of the  Overcollateralization
                             Amount over the Required Overcollateralization Amount.

PRINCIPAL REMITTANCE AMOUNT: With  respect to any  Distribution  Date,  the sum of the amounts  described in
                             clauses   (b)(i),   (b)(ii)  and  (b)(iii)  of  the   definition  of  Principal
                             Distribution Amount for that Distribution Date.

PRINCIPAL DISTRIBUTION AMOUNT:      On any  Distribution  Date,  the  lesser  of (a) the  excess  of (i) the
                             Available  Distribution  Amount for that Distribution  Date, plus for inclusion in Excess Cash Flow for  purposes  of clauses  (b)(v) and  (b)(vi)  below,  the amounts  received  by the trustee  under the yield  maintenance  agreement  for that  Distribution  Date to the extent  set forth in  clauses  second and third
                             under  "Excess  Cash  Flow   Distributions"   below,  over  (ii)  the  Interest
                             Distribution Amount and (b) the sum of the following:

                             (i)   the principal  portion of all scheduled  monthly payments on the Mortgage
                                   Loans received or Advanced with respect to the related due period;

                             (ii)  the  principal  portion of all  proceeds  of the  repurchase  of Mortgage
                                   Loans,  or,  in  the  case  of a  substitution,  amounts  representing  a
                                   principal   adjustment,   as  required  by  the  pooling  and   servicing
                                   agreement during the preceding calendar month;

                             (iii) the principal portion of all other unscheduled  collections,  received on the  Mortgage  Loans  during  the  preceding  calendar  month  other than
                                   Subsequent  Recoveries,  including,  without  limitation full and partial
                                   Principal  Prepayments made by the respective  mortgagors,  to the extent not distributed in the preceding month;

                             (iv)  the lesser of (a) Subsequent  Recoveries for that  Distribution  Date and
                                   (b) the principal  portion of any Realized Losses  allocated to any class of  Offered  Certificates  on a prior  Distribution  Date  and  remaining unpaid below;

                             (v)   the lesser of (a) Excess  Cash Flow for that  Distribution  Date,  to the extent not used in clause (iv) above on such  Distribution  Date, and (b)
                                   the  principal  portion of any  Realized  Losses  incurred,  or deemed to have  been  incurred,  on  any  Mortgage  Loans  in  the  calendar  month preceding  that  Distribution  Date to the extent  covered by Excess Cash
                                   Flow for that Distribution Date; and

                             (vi)  the lesser of (a) Excess  Cash Flow for that  Distribution  Date,  to the extent  not  used  pursuant  to  clauses  (iv)  and  (v)  above  on  such
                                   Distribution  Date  and  (b)  the  amount  of  any  Overcollateralization
                                   Increase  Amount  for that  Distribution  Date to the  extent  covered by
                                   Excess Cash Flow  (provided,  that for the  purpose of this clause  (vi), the  Overcollateralization  Increase  Amount will be  calculated  without giving effect to the  availability  of clause (8) under "Excess Cash Flow
                                   Distributions") for that Distribution Date;

                             minus

a.      the amount of any Overcollateralization Reduction Amount for that Distribution Date;

b.      the related Capitalization Reimbursement Amount for such Distribution Date; and

c.      certain  other  amounts  with respect to deferred  interest  paid out of  principal  collections  on negative  amortization  loans as set forth in the pooling  and  servicing agreement

                             In no event will the Principal  Distribution  Amount on any  Distribution  Date
                             be less  than  zero or  greater  than  the  aggregate  outstanding  certificate principal balance of the Class A Certificates and the Class M Certificates.

CLASS A PRINCIPAL
DISTRIBUTION AMOUNT:         With respect to any  Distribution  Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger  Event is in effect for that  Distribution
                             Date, the Principal  Distribution  Amount for that Distribution Date or (ii) on or  after  the  Stepdown  Date if a  Trigger  Event is not in  effect  for that
                             Distribution Date, the lesser of:

o       the Principal Distribution Amount for that Distribution Date; and

o       the excess, if any, of (A) the aggregate  certificate  principal balance of the Class A Certificates immediately  prior to that Distribution Date over (B) the lesser of (x) the product  of  (1)  the  applicable  Subordination  Percentage  and  (2)  the aggregate  stated  principal  balance of the  Mortgage  Loans after  giving effect to  distributions to be made on that  Distribution  Date and (y) the aggregate  stated  principal  balance of the  Mortgage  Loans after  giving effect to  distributions  to be made on that  Distribution  Date,  less the
        Overcollateralization Floor.

                             Principal   distributions  on  the  Class  A  Certificates  will  be  allocated sequentially,  to the Class A-1, Class A-2 and Class A-3 Certificates,  in that
                             order,  until  their  respective   certificate  principal  balances  have  been
                             reduced to zero.  Notwithstanding the foregoing,  if the aggregate  certificate principal balance of the Offered  Certificates  exceeds the aggregate principal balance  of the  Mortgage  Loans,  principal  distributions  will be  allocated concurrently,  on a pro rata  basis to the Class  A-1,  Class A-2 and Class A-3
                             Certificates.

CLASS M-1 PRINCIPAL
DISTRIBUTION AMOUNT:         With respect to any  Distribution  Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger  Event is in effect for that  Distribution
                             Date, the remaining  Principal  Distribution  Amount for that Distribution Date after distribution of the Class A Principal  Distribution  Amount or (ii) on or
                             after  the  Stepdown  Date  if a  Trigger  Event  is not  in  effect  for  that
                             Distribution Date, the lesser of:

               o    the  remaining   Principal   Distribution  Amount  for  that
                    Distribution   Date  after   distribution  of  the  Class  A
                    Principal Distribution Amount; and

               o    the  excess,  if any,  of (A)  the sum of (1) the  aggregate certificate  principal  balance of the Class A  Certificates
                    (after taking into account the  distribution  of the Class A
                    Principal  Distribution  Amount for that Distribution  Date)
                    and (2) the certificate  principal  balance of the Class M-1
                    Certificates  immediately  prior to that  Distribution  Date over (B) the lesser of (x) the product of (1) the applicable
                    Subordination   Percentage  and  (2)  the  aggregate  stated
                    principal  balance of the Mortgage Loans after giving effect to the  distributions to be made on that  Distribution  Date and  (y)  the  aggregate  stated  principal  balance  of the
                    related   mortgage   loans  after   giving   effect  to  the
                    distributions to be made on that Distribution Date, less the
                    Overcollateralization Floor.

DISTRIBUTION AMOUNT:         With respect to any  Distribution  Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger  Event is in effect for that  Distribution
                             Date, the remaining  Principal  Distribution  Amount for that Distribution Date after distribution of the Class A Principal  Distribution  Amount and Class M-1
                             Principal  Distribution  Amount  or (ii) on or  after  the  Stepdown  Date if a
                             Trigger Event is not in effect for that Distribution Date, the lesser of:

        o       the remaining Principal Distribution Amount for that
                Distribution Date after distribution of the Class A Principal
                Distribution Amount and Class M-1 Principal Distribution Amount;
                and

        o       the excess, if any, of (A) the sum of (1) the aggregate
                certificate principal balance of the Class A Certificates and
                Class M-1 Certificates (after taking into account the
                distribution of the Class A Principal Distribution Amount and
                Class M-1 Principal Distribution Amount for that Distribution
                Date) and (2) the certificate principal balance of the Class M-2
                Certificates immediately prior to that Distribution Date over
                (B) the lesser of (x) the product of (1) the applicable
                Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to
                distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the related mortgage loans after giving effect to distributions to be made on that
                Distribution Date, less the Overcollateralization Floor. CLASS
                M-3 PRINCIPAL DISTRIBUTION AMOUNT: With respect to any
                Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that
                Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A
                Principal Distribution Amount, Class M-1 Principal Distribution
                Amount and Class M-2 Principal Distribution Amount or (ii) on or
                after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

               o    the  remaining   Principal   Distribution  Amount  for  that
                    Distribution   Date  after   distribution  of  the  Class  A
                    Principal   Distribution   Amount,   Class   M-1   Principal
                    Distribution  Amount  and Class M-2  Principal  Distribution
                    Amount; and

               o    the  excess,  if any,  of (A)  the sum of (1) the  aggregate certificate  principal  balance of the Class A Certificates,
                    Class M-1  Certificates  and Class M-2  Certificates  (after
                    taking  into  account  the   distribution  of  the  Class  A
                    Principal   Distribution   Amount,   Class   M-1   Principal
                    Distribution  Amount  and Class M-2  Principal  Distribution
                    Amount for that  Distribution  Date) and (2) the certificate principal balance of the Class M-3 Certificates  immediately prior to that  Distribution  Date over (B) the lesser of (x)
                    the product of (1) the applicable  Subordination  Percentage and  (2)  the  aggregate  stated  principal  balance  of the
                    Mortgage  Loans after giving effect to  distributions  to be made on that  Distribution Date and (y) the aggregate stated
                    principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution  Date, less the Overcollateralization Floor.

CLASS M-4 PRINCIPAL
DISTRIBUTION AMOUNT:         With respect to any  Distribution  Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger  Event is in effect for that  Distribution
                             Date, the remaining  Principal  Distribution  Amount for that Distribution Date after  distribution  of the Class A Principal  Distribution  Amount,  Class M-1
                             Principal  Distribution  Amount,  Class M-2 Principal  Distribution  Amount and
                             Class M-3 Principal  Distribution  Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

               o    the  remaining   Principal   Distribution  Amount  for  that
                    Distribution   Date  after   distribution  of  the  Class  A
                    Principal   Distribution   Amount,   Class   M-1   Principal
                    Distribution Amount, Class M-2 Principal Distribution Amount
                    and Class M-3 Principal Distribution Amount; and

               o    the  excess,  if any,  of (A)  the sum of (1) the  aggregate certificate  principal  balance of the Class A Certificates,
                    Class M-1 Certificates, Class M-2 Certificates and Class M-3
                    Certificates  (after taking into account the distribution of
                    the  Class  A  Principal   Distribution  Amount,  Class  M-1
                    Principal   Distribution   Amount,   Class   M-2   Principal
                    Distribution  Amount  and Class M-3  Principal  Distribution
                    Amount for that  Distribution  Date) and (2) the certificate principal balance of the Class M-4 Certificates  immediately prior to that  Distribution  Date over (B) the lesser of (x)
                    the product of (1) the applicable  Subordination  Percentage and  (2)  the  aggregate  stated  principal  balance  of the
                    Mortgage  Loans after giving effect to  distributions  to be made on that  Distribution Date and (y) the aggregate stated
                    principal balance of the related mortgage loans after giving effect  to  distributions  to be made  on that  Distribution
                    Date, less the Overcollateralization Floor.

CLASS M-5 PRINCIPAL
DISTRIBUTION AMOUNT:         With respect to any  Distribution  Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger  Event is in effect for that  Distribution
                             Date, the remaining  Principal  Distribution  Amount for that Distribution Date after  distribution  of the Class A Principal  Distribution  Amount,  Class M-1
                             Principal  Distribution Amount, Class M-2 Principal  Distribution Amount, Class
                             M-3 Principal  Distribution Amount and Class M-4 Principal  Distribution Amount
                             or (ii) on or after the Stepdown  Date if a Trigger  Event is not in effect for that Distribution Date, the lesser of:

               o    the  remaining   Principal   Distribution  Amount  for  that
                    Distribution   Date  after   distribution  of  the  Class  A
                    Principal   Distribution   Amount,   Class   M-1   Principal
                    Distribution  Amount,   Class  M-2  Principal   Distribution
                    Amount,  Class M-3 Principal  Distribution  Amount and Class
                    M-4 Principal Distribution Amount ; and

               o    the  excess,  if any,  of (A)  the sum of (1) the  aggregate certificate  principal  balance of the Class A Certificates,
                    Class M-1 Certificates,  Class M-2  Certificates,  Class M-3
                    Certificates and Class M-4  Certificates  (after taking into
                    account   the   distribution   of  the  Class  A   Principal
                    Distribution  Amount,   Class  M-1  Principal   Distribution
                    Amount,  Class M-2 Principal  Distribution Amount, Class M-3
                    Principal   Distribution  Amount  and  Class  M-4  Principal
                    Distribution  Amount for that Distribution Date) and (2) the certificate  principal balance of the Class M-5 Certificates immediately  prior to that  Distribution  Date  over (B) the
                    lesser   of  (x)  the   product   of  (1)   the   applicable
                    Subordination   Percentage  and  (2)  the  aggregate  stated
                    principal  balance of the Mortgage Loans after giving effect to  distributions to be made on that  Distribution  Date and
                    (y) the aggregate  stated  principal  balance of the related mortgage  loans after giving effect to  distributions  to be
                    made    on    that     Distribution     Date,    less    the
                    Overcollateralization Floor.

SUBORDINATION PERCENTAGE:    As to any  class of Class A  Certificates  or Class M  Certificates,  two times the  percentage  set  forth  for such  Certificates  as set out  under  "Credit
                             Enhancement - Subordination" above.

STEPDOWN DATE:               The earlier to occur of (i) the  Distribution  Date succeeding the Distribution
                             Date on which  the  aggregate  certificate  principal  balance  of the  Class A
                             Certificates  has been  reduced  to zero or (ii) the  later to occur of (x) the
                             Distribution  Date in March 2009 and (y) the first  Distribution  Date on which the aggregate stated  principal  balance of the Mortgage Loans as of the end of the  related  due  period  is  less  than  one-half  of  the  aggregate  stated
                             principal balance of the Mortgage Loans as of the Cut-off Date.

SUBSEQUENT RECOVERIES:       Subsequent recoveries,  net of reimbursable expenses,  with respect to mortgage loans  that  have  been  previously  liquidated  and that  have  resulted  in a realized loss.

ALLOCATION OF LOSSES:        Losses with respect to the Mortgage Loans, will be allocated first to reduce any
                             Excess Cash Flow, second, to reduce the Overcollateralization Amount, third, to the Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates,
                             in that order, in each case until the certificate principal balance thereof is reduced to zero, and fourth, to the Class A Certificates, pro rata, in each case until the certificate principal balance thereof is reduced to zero.

PROSPECTUS:                  The Class A and Class M Certificates  will be offered  pursuant to a Prospectus
                             which  includes  a  Prospectus   Supplement   (together,   the   "Prospectus").
                             Additional  information  with  respect to the Class A and Class M  Certificates and the mortgage loans is contained in the Prospectus.

                                        YIELD MAINTENANCE AGREEMENT

 YIELD MAINTENANCE AGREEMENT:On the  Settlement  Date,  the  Trustee  will enter into a Yield  Maintenance
 Agreement with the Counterparty for the benefit of the Offered  Certificates.  On each Distribution Date, payments  under the Yield  Maintenance  Agreement  will be made based on an amount equal to the lesser of
 (a) the  notional  amount  set forth in the table  below and (b) the  aggregate  outstanding  certificate principal balance of the Offered Certificates  immediately  preceding that Distribution Date. In exchange for a fixed payment on the Settlement Date, the  Counterparty  will be obligated to make monthly payments to the Trustee when one-month  LIBOR exceeds the strike rate for the applicable  period as set out in the schedule  below.  The Yield  Maintenance  Agreement will terminate  after the  Distribution  Date in [May
 2012].

 Any amounts received by the trust under the Yield  Maintenance  Agreement on any  Distribution  Date will be paid as part of Excess Cash Flow  pursuant to the  priority  set forth above under  "Excess  Cash Flow
 Distributions".

 YIELD MAINTENANCE AGREEMENT NOTIONAL BALANCE SCHEDULE:

PERIOD   NOTIONAL   STRIKE     PERIOD    NOTIONAL   STRIKE      PERIOD  NOTIONAL BALANCE    STRIKE RATE
          BALANCE      RATE               BALANCE      RATE
   1    275,925,000   4.877      26     45,116,952    5.138       51       21,775,580          5.186
   2    275,925,000   5.004      27     43,921,568    5.144       52       21,175,475          5.180
   3    273,761,338   5.239      28     42,880,504    5.155       53       20,737,023          5.189
   4    268,871,369   5.260      29     40,903,972    5.170       54       19,891,073          5.212
   5    263,567,848   5.298      30     39,112,307    5.190       55       19,177,004          5.247
   6    256,916,984   5.343      31     37,127,482    5.215       56       18,585,629          5.279
   7    249,502,143   5.373      32     34,573,235    5.236       57       18,214,798          5.298
   8    242,917,761   5.392      33     32,195,122    5.248       58       17,790,636          5.304
   9    236,217,282   5.397      34     31,189,958    5.252       59       17,421,152          5.296
  10    229,635,257   5.388      35     30,534,600    5.245       60       17,074,330          5.273
  11    223,238,804   5.367      36     29,893,444    5.226       61       16,734,266          5.237
  12    217,023,501   5.341      37     29,266,163    5.196       62       16,400,830          5.204
  13    210,984,149   5.313      38     28,652,435    5.170       63       16,073,892          5.183
  14    205,105,554   5.285      39     28,051,950    5.156       64       15,753,328          5.173
  15    199,373,571   5.260      40     27,464,402    5.153       65       15,439,014          5.175
  16    193,753,282   5.242      26     26,889,497    5.164       66       15,130,829          5.189
  17    188,052,147   5.230      27     26,326,944    5.189       67       14,828,654          5.215
  18    182,169,529   5.221      28     25,776,462    5.228       68       14,532,373          5.239
  19    170,375,045   5.212      29     25,237,777    5.262       69       14,241,872          5.252
  20    126,390,591   5.193      30     24,710,619    5.285       70       13,957,039          5.257
  21    66,283,802    5.174      31     24,194,729    5.294       71       13,677,766          5.251
  22    49,959,137    5.158      32     23,689,851    5.289       72       13,403,943          5.234
  23    48,613,080    5.146      33     23,195,737    5.268       73       13,135,466          5.208
  24    47,376,058    5.138      34     22,712,143    5.234       74       12,872,232          5.186
  25    46,221,940    5.136      35     22,238,835    5.204       75       12,599,386          5.175

                          TOTAL MORTGAGE LOANS BY NOTIONAL CREDIT CLASSIFICATION

  -----------------------------------------------------------------------------------------------------------
  CATEGORY:                PRIME         A/ALT A       INSURED          A-          SUBPRIME       TOTAL
  -----------------------------------------------------------------------------------------------------------
  -----------------------------------------------------------------------------------------------------------
  PERCENT OF TOTAL:       37.04%         27.02%         0.10%         25.31%         10.53%       100.00%
  -----------------------------------------------------------------------------------------------------------
  -----------------------------------------------------------------------------------------------------------
  FIXED:                  22.97%         19.21%        100.00%        15.22%          7.91%        18.49%
  -----------------------------------------------------------------------------------------------------------
  -----------------------------------------------------------------------------------------------------------
  ARM:                    77.03%         80.79%         0.00%         84.78%         92.09%        81.51%
  -----------------------------------------------------------------------------------------------------------
  -----------------------------------------------------------------------------------------------------------
  CURRENT BALANCE:     $106,901,712    $77,977,006     $302,726     $73,050,294    $30,395,174  $288,626,912
  -----------------------------------------------------------------------------------------------------------
  -----------------------------------------------------------------------------------------------------------
  LOAN COUNT:               479            420            2             407            165         1,473
  -----------------------------------------------------------------------------------------------------------
  -----------------------------------------------------------------------------------------------------------
  AVERAGE BALANCE:       $223,177       $185,660       $151,363      $179,485       $184,213      $195,945
  -----------------------------------------------------------------------------------------------------------
  -----------------------------------------------------------------------------------------------------------
  WAM (MOS):                344            343           353            348            356          346
  -----------------------------------------------------------------------------------------------------------
  -----------------------------------------------------------------------------------------------------------
  WA AGE (MOS):              5              5             7              4              4            5
  -----------------------------------------------------------------------------------------------------------
  -----------------------------------------------------------------------------------------------------------
  WA ORIG. TERM (MOS):      350            348           360            352            360          351
  -----------------------------------------------------------------------------------------------------------
  -----------------------------------------------------------------------------------------------------------
  BALLOON:                27.97%         39.40%         0.00%         47.88%         48.97%        38.28%
  -----------------------------------------------------------------------------------------------------------
  -----------------------------------------------------------------------------------------------------------
  FIRST LIEN:             96.23%         94.38%        100.00%        95.91%         99.68%        96.02%
  -----------------------------------------------------------------------------------------------------------
  -----------------------------------------------------------------------------------------------------------
  WA FICO (NON-ZERO):       705            639           560            601            546          644
  -----------------------------------------------------------------------------------------------------------
  -----------------------------------------------------------------------------------------------------------
  WA ORIGINAL LTV:        79.39%         80.50%         90.00%        81.05%         78.79%        80.06%
  -----------------------------------------------------------------------------------------------------------
  -----------------------------------------------------------------------------------------------------------
  WA CURRENT LTV:         79.30%         80.44%         90.00%        80.99%         78.74%        79.99%
  -----------------------------------------------------------------------------------------------------------
  -----------------------------------------------------------------------------------------------------------
  WA COUPON:               6.97%          7.28%         8.26%          7.45%          7.77%        7.26%
  -----------------------------------------------------------------------------------------------------------
  -----------------------------------------------------------------------------------------------------------
  WA MARGIN (ARMS
  ONLY):                   5.51%          6.02%         0.00%          6.34%          6.63%        6.00%
  -----------------------------------------------------------------------------------------------------------
  -----------------------------------------------------------------------------------------------------------
  OWNER OCCUPIED:         87.20%         94.27%        100.00%        94.79%         94.55%        91.82%
  -----------------------------------------------------------------------------------------------------------
  -----------------------------------------------------------------------------------------------------------
  PURCHASE:               44.97%         47.24%         0.00%         39.95%         43.33%        44.09%
  -----------------------------------------------------------------------------------------------------------
  -----------------------------------------------------------------------------------------------------------
  EQUITY REFINANCE:       45.45%         44.50%        100.00%        53.33%         52.62%        48.00%
  -----------------------------------------------------------------------------------------------------------
  -----------------------------------------------------------------------------------------------------------
  RATE/TERM REFINANCE:     9.58%          8.26%         0.00%          6.72%          4.05%        7.91%
  -----------------------------------------------------------------------------------------------------------

The above notional credit classifications of the loans has been prepared on the following basis:

----------------------------------- --------------------------------- ---------------------------------
          CLASSIFICATION                          FICO                   12 MONTHS MORTGAGE HISTORY
----------------------------------- --------------------------------- ---------------------------------
----------------------------------- --------------------------------- ---------------------------------
              Prime                               660+                             0 x 30
----------------------------------- --------------------------------- ---------------------------------
----------------------------------- --------------------------------- ---------------------------------
             A/Alt A                              620+                           Max 2 x 30
----------------------------------- --------------------------------- ---------------------------------
----------------------------------- -------------------------------------------------------------------
             Insured                         Insured balance after first two classifications
----------------------------------- -------------------------------------------------------------------
----------------------------------- --------------------------------- ---------------------------------
                A-                                580+                             0 x 60
----------------------------------- --------------------------------- ---------------------------------
----------------------------------- -------------------------------------------------------------------
            Sub-prime                            Balance after first four classifications
----------------------------------- -------------------------------------------------------------------
* Characteristics as of the Cut-off Date

                                            THE MORTGAGE LOANS

---------------------------- ------------------ ----------------- ------------------
Aggregate Outstanding
Principal Balance                                 $288,626,912
Aggregate Original
Principal Balance                                 $289,463,444
Number of Mortgage Loans                             1,473
---------------------------- ------------------ ----------------- ------------------

---------------------------- ------------------ ----------------- ------------------
                                  MINIMUM            MAXIMUM         AVERAGE (1)
Original Principal Balance        $10,000          $1,550,000         $196,513
Outstanding Principal
Balance                           $9,965           $1,567,572         $195,945
---------------------------- ------------------ ----------------- ------------------
                                  MINIMUM            MAXIMUM          WEIGHTED
                                                                     AVERAGE (2)
Original Term (mos)                 120               480                351
Stated remaining Term (mos)         115               474                346
Loan Age (mos)                       1                 14                 5
Current Interest Rate             4.625%            13.000%            7.260%
Original Loan-to-Value
((3))                             11.00%            108.00%            80.06%
Current Loan-to-Value (4)         11.00%            107.00%            79.99%
Credit Score (5)                    427               811                644
---------------------------- ------------------ ----------------- ------------------

---------------------------- ------------------ ----------------- ------------------
---------------------------- ------------------ ----------------- ------------------
                                  EARLIEST           LATEST
Maturity Date                September 1, 2015   August 1, 2045

                                                   PRINCIPAL       % OF PRINCIPAL
                              NUMBER OF LOANS       BALANCE            BALANCE
Fully Amortizing                    694           $112,113,789         42.31%
Balloon                             586           $110,478,992         38.28%
Interest Only                       173           $49,247,206          17.06%
Negative Amortization               20             $6,786,924           2.35%

Loans with Pledged Assets            0                 $0               0.00%
Cooperatives                         0                 $0               0.00%
Condotels                            0                 $0               0.00%
Modified Loans                       5             $1,014,525           0.35%

Loans with DTI Greater
Than 60%                           1.04%

                              % OF PRINCIPAL
DELINQUENCY STATUS                BALANCE
Current                           100.00%
31-60 days                         0.00%
---------------------------- ------------------ ----------------- ------------------

1)      Sum of Principal Balance divided by total number of loans.
2)      Weighted by Outstanding Principal Balance.
3)      In the above Summary Table and the following mortgage loan tables, the original loan-to-value ratio has been calculated based on the original principal balance of the relevant combined first and second lien (if applicable) mortgage loan divided by the lesser of (i) the original appraised value of the relevant property as indicated in the loan file and (ii) in the case of a purchase loan, the original sales price of the relevant property.  Second lien mortgage loans represent 3.98% of the portfolio.
4)      In the above Summary Table and the following mortgage loan tables, the current loan-to-value ratio has been calculated based on the principal balance of the relevant combined first and second lien (if applicable) mortgage loan as at the Cut-off Date divided by the lesser of (i) the original appraised value of the relevant property as indicated in the loan file and (ii) in the case of a purchase loan, the original sales price of the relevant property.  Second lien mortgage loans represent 3.98% of the portfolio.
5)      Minimum and Weighting only for loans with scores.

CREDIT SCORE DISTRIBUTION OF THE MORTGAGE LOANS

---------------------------------------------------------------------------
                                                            WEIGHTEWEIGHTED
                                                    AVERAGE AVERAGEAVERAGE
RANGE OF           NUMBER OF   PRINCIPAL PERCENTAGE PRINCIPACREDIT ORIGINAL
                                             OF
CREDIT SCORES       MORTGAGE    BALANCE   MORTGAGE  BALANCE  SCORE   LTV
                     LOANS                  LOANS
---------------------------------------------------------------------------
499 or less                 19 $2,492,750      0.86%$131,197  471   80.38%
---------------------------------------------------------------------------
500 to 519                   9  1,581,837       0.55 175,760  510    70.66
---------------------------------------------------------------------------
520 to 539                  37  6,565,071       2.27 177,434  530    75.39
---------------------------------------------------------------------------
540 to 559                  38  6,512,798       2.26 171,389  550    81.37
---------------------------------------------------------------------------
560 to 579                  60 12,908,399       4.47 215,140  570    79.91
---------------------------------------------------------------------------
580 to 599                 186 29,884,385      10.35 160,669  590    80.52
---------------------------------------------------------------------------
600 to 619                 222 43,264,278      14.99 194,884  609    81.43
---------------------------------------------------------------------------
620 to 639                 224 40,791,517      14.13 182,105  630    79.78
---------------------------------------------------------------------------
640 to 659                 196 37,185,488      12.88 189,722  649    81.29
---------------------------------------------------------------------------
660 to 679                 154 31,774,323      11.01 206,327  669    81.19
---------------------------------------------------------------------------
680 to 699                 120 27,151,653       9.41 226,264  689    77.97
---------------------------------------------------------------------------
700 to 719                  64 17,061,604       5.91 266,588  708    80.07
---------------------------------------------------------------------------
720 to 739                  45  9,589,838       3.32 213,108  728    79.91
---------------------------------------------------------------------------
740 to 759                  47 10,094,604       3.50 214,779  749    75.71
---------------------------------------------------------------------------
760 or greater              49 11,229,690       3.89 229,177  784    79.55
---------------------------------------------------------------------------
Not Available                3    538,675       0.19 179,558  NA     82.95
---------------------------------------------------------------------------
TOTAL:                   1,473$288,626,912   100.00%$195,945  644   80.06%
---------------------------------------------------------------------------
*For substantially all of the Mortgage Loans, the Credit Score was
updated prior to cut-off date.

As of the cut-off date, the weighted average Credit Score of the Mortgage
Loans will be approximately 644.

ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE MORTGAGE LOANS

---------------------------------------------------------------------------
                                                            WEIGHTEWEIGHTED
                                                    AVERAGE AVERAGEAVERAGE
RANGE OF ORIGINAL  NUMBER OF   PRINCIPAL PERCENTAGE PRINCIPACREDIT ORIGINAL
MORTGAGE                                     OF
LOAN PRINCIPAL      MORTGAGE    BALANCE   MORTGAGE  BALANCE  SCORE   LTV
BALANCES             LOANS                  LOANS
---------------------------------------------------------------------------
$1 to $100,000             450$29,195,544     10.12% $64,879  632   83.18%
---------------------------------------------------------------------------
$100,001 to
$200,000                   495 72,074,987      24.97 145,606  634    80.45
---------------------------------------------------------------------------
$200,001 to
$300,000                   265 63,982,968      22.17 241,445  643    80.09
---------------------------------------------------------------------------
$300,001 to
$400,000                   123 42,757,612      14.81 347,623  649    80.16
---------------------------------------------------------------------------
$400,001 to
$500,000                    69 30,953,013      10.72 448,594  651    80.06
---------------------------------------------------------------------------
$500,001 to
$600,000                    24 12,956,326       4.49 539,847  669    81.77
---------------------------------------------------------------------------
$600,001 to
$700,000                    22 14,258,978       4.94 648,135  654    82.90
---------------------------------------------------------------------------
$700,001 to
$800,000                    10  7,508,425       2.60 750,843  645    78.35
---------------------------------------------------------------------------
$800,001 to
$900,000                     8  6,912,198       2.39 864,025  658    77.51
---------------------------------------------------------------------------
$900,001 to
$1,000,000                   4  3,852,435       1.33 963,109  643    67.79
---------------------------------------------------------------------------
$1,000,001 or                                        ,391,47
greater                      3  4,174,426       1.451       5 701    53.55
---------------------------------------------------------------------------
TOTAL:                   1,473$288,626,912   100.00%$195,945  644   80.06%
---------------------------------------------------------------------------

NET MORTGAGE RATES OF THE MORTGAGE LOANS

---------------------------------------------------------------------------
                                                            WEIGHTEWEIGHTED
                                                    AVERAGE AVERAGEAVERAGE
RANGE OF           NUMBER OF   PRINCIPAL PERCENTAGE PRINCIPACREDIT ORIGINAL
                                             OF
NET MORTGAGE        MORTGAGE    BALANCE   MORTGAGE  BALANCE  SCORE   LTV
RATES (%)            LOANS                  LOANS
---------------------------------------------------------------------------
4.0000 to 4.4999             2   $748,330      0.26%$374,165  697   72.01%
---------------------------------------------------------------------------
4.5000 to 4.9999             8  3,166,146       1.10 395,768  746    66.05
---------------------------------------------------------------------------
5.0000 to 5.4999            93 25,662,623       8.89 275,942  659    77.89
---------------------------------------------------------------------------
5.5000 to 5.9999           190 44,210,135      15.32 232,685  662    78.15
---------------------------------------------------------------------------
6.0000 to 6.4999           288 70,723,834      24.50 245,569  646    79.94
---------------------------------------------------------------------------
6.5000 to 6.9999           255 50,756,806      17.59 199,046  651    79.04
---------------------------------------------------------------------------
7.0000 to 7.4999           233 46,379,372      16.07 199,053  632    80.17
---------------------------------------------------------------------------
7.5000 to 7.9999           110 17,190,370       5.96 156,276  615    84.02
---------------------------------------------------------------------------
8.0000 to 8.4999            76 11,869,977       4.11 156,184  606    82.43
---------------------------------------------------------------------------
8.5000 to 8.9999            44  5,516,873       1.91 125,383  590    81.35
---------------------------------------------------------------------------
9.0000 to 9.4999            43  3,908,168       1.35  90,888  611    89.51
---------------------------------------------------------------------------
9.5000 to 9.9999            26  1,801,326       0.62  69,282  639    95.16
---------------------------------------------------------------------------
10.0000 to 10.4999          50  2,983,872       1.03  59,677  637    94.83
---------------------------------------------------------------------------
10.5000 to 10.9999          21  1,680,109       0.58  80,005  621    88.40
---------------------------------------------------------------------------
11.0000 to 11.4999          22  1,248,080       0.43  56,731  680    85.46
---------------------------------------------------------------------------
11.5000 to 11.9999           6    453,607       0.16  75,601  642    95.19
---------------------------------------------------------------------------
12.0000 to 12.4999           6    327,284       0.11  54,547  634    99.25
---------------------------------------------------------------------------
TOTAL:                   1,473$288,626,912   100.00%$195,945  644   80.06%
---------------------------------------------------------------------------
As of the Cut-off Date, the weighted average Net Mortgage Rate of the
Mortgage Loans will be approximately 6.7301% per annum.

MORTGAGE RATES OF THE MORTGAGE LOANS

---------------------------------------------------------------------------
                                                             WEIGHTEWEIGHTED
                                                       AVERAGAVERAGEAVERAGE
RANGE OF           NUMBER OF     PRINCIPAL  PERCENTAGE PRINCICREDIT ORIGINAL
                                                OF
MORTGAGE RATES   MORTGAGE LOANS   BALANCE    MORTGAGE  BALANCESCORE  LTV
(%)                                            LOANS
---------------------------------------------------------------------------
4.5001 to 5.0000              2     $748,330      0.26%$374,165697  72.01%
---------------------------------------------------------------------------
5.0001 to 5.5000              8    3,166,146       1.10395,768 746   66.05
---------------------------------------------------------------------------
5.5001 to 6.0000             90   24,781,306       8.59275,348 660   77.83
---------------------------------------------------------------------------
6.0001 to 6.5000            190   44,788,545      15.52235,729 662   78.25
---------------------------------------------------------------------------
6.5001 to 7.0000            287   69,963,688      24.24243,776 645   79.83
---------------------------------------------------------------------------
7.0001 to 7.5000            256   51,543,376      17.86201,341 652   79.10
---------------------------------------------------------------------------
7.5001 to 8.0000            232   46,038,021      15.95198,440 632   80.11
---------------------------------------------------------------------------
8.0001 to 8.5000            113   17,692,344       6.13156,569 615   84.15
---------------------------------------------------------------------------
8.5001 to 9.0000             75   11,760,253       4.07156,803 604   82.40
---------------------------------------------------------------------------
9.0001 to 9.5000             45    5,639,427       1.95125,321 592   81.14
---------------------------------------------------------------------------
9.5001 to 10.0000            44    4,011,198       1.3991,164  612   89.52
---------------------------------------------------------------------------
10.0001 to                                              9,282
10.5000                      26    1,801,326       0.626       639   95.16
---------------------------------------------------------------------------
10.5001 to                                              9,677
11.0000                      50    2,983,872       1.035       637   94.83
---------------------------------------------------------------------------
11.0001 to                                              0,005
11.5000                      21    1,680,109       0.588       621   88.40
---------------------------------------------------------------------------
11.5001 to                                              6,731
12.0000                      22    1,248,080       0.435       680   85.46
---------------------------------------------------------------------------
12.0001 to                                              5,601
12.5000                       6      453,607       0.167       642   95.19
---------------------------------------------------------------------------
12.5001 to                                              4,547
13.0000                       6      327,284       0.115       634   99.25
---------------------------------------------------------------------------
TOTAL:                    1,473 $288,626,912    100.00%$195,945644  80.06%
---------------------------------------------------------------------------
As of the Cut-off Date, the weighted average mortgage rate of the
Mortgage Loans will be approximately 7.2601% per annum.

ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS

---------------------------------------------------------------------------
                                                             WEIGHTEWEIGHTED
                                                       AVERAGAVERAGEAVERAGE
RANGE OF ORIGINAL  NUMBER OF     PRINCIPAL  PERCENTAGE PRINCICREDIT ORIGINAL
                                                OF
LOAN-TO-VALUE    MORTGAGE LOANS   BALANCE    MORTGAGE  BALANCESCORE  LTV
RATIOS (%)                                     LOANS
---------------------------------------------------------------------------
50.00 or less                25   $4,912,483      1.70%$196,499661  38.68%
---------------------------------------------------------------------------
50.01 to 55.00               15    3,388,389       1.17225,893 604   52.70
---------------------------------------------------------------------------
55.01 to 60.00               21    5,884,822       2.04280,230 667   57.96
---------------------------------------------------------------------------
60.01 to 65.00               26    7,670,606       2.66295,023 641   62.87
---------------------------------------------------------------------------
65.01 to 70.00               63   11,930,895       4.13189,379 650   68.84
---------------------------------------------------------------------------
70.01 to 75.00               84   19,697,918       6.82234,499 647   74.10
---------------------------------------------------------------------------
75.01 to 80.00              767  157,601,150      54.60205,477 646   79.80
---------------------------------------------------------------------------
80.01 to 85.00               76   18,185,527       6.30239,283 624   84.42
---------------------------------------------------------------------------
85.01 to 90.00              158   30,005,384      10.40189,907 638   89.55
---------------------------------------------------------------------------
90.01 to 95.00              101   17,781,411       6.16176,054 643   94.59
---------------------------------------------------------------------------
95.01 to 100.00             128   10,841,662       3.7684,700  650   99.59
---------------------------------------------------------------------------
100.01 or greater             9      726,665       0.2580,741  647  101.75
---------------------------------------------------------------------------
TOTAL:                    1,473 $288,626,912    100.00%$195,945644  80.06%
---------------------------------------------------------------------------
The weighted average loan-to-value ratio at origination of the Mortgage
Loans will be approximately 80.06%.

CURRENT LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS

---------------------------------------------------------------------------
                                                             WEIGHTEWEIGHTED
                                                       AVERAGAVERAGEAVERAGE
RANGE OF CURRENT   NUMBER OF     PRINCIPAL  PERCENTAGE PRINCICREDIT ORIGINAL
                                                OF
LOAN-TO-VALUE    MORTGAGE LOANS   BALANCE    MORTGAGE  BALANCESCORE  LTV
RATIOS (%)                                     LOANS
---------------------------------------------------------------------------
50.00 or less                25   $4,912,483      1.70%$196,499661  38.68%
---------------------------------------------------------------------------
50.01 to 55.00               16    4,770,243       1.65298,140 649   53.66
---------------------------------------------------------------------------
55.01 to 60.00               23    4,782,784       1.66207,947 640   58.80
---------------------------------------------------------------------------
60.01 to 65.00               25    7,821,513       2.71312,861 642   63.06
---------------------------------------------------------------------------
65.01 to 70.00               63   12,105,779       4.19192,155 654   69.04
---------------------------------------------------------------------------
70.01 to 75.00               84   19,341,667       6.70230,258 645   74.23
---------------------------------------------------------------------------
75.01 to 80.00              760  155,117,986      53.74204,103 644   79.80
---------------------------------------------------------------------------
80.01 to 85.00               81   20,419,335       7.07252,091 641   83.93
---------------------------------------------------------------------------
85.01 to 90.00              157   29,679,664      10.28189,042 638   89.54
---------------------------------------------------------------------------
90.01 to 95.00              102   18,107,131       6.27177,521 643   94.51
---------------------------------------------------------------------------
95.01 to 100.00             130   11,079,529       3.8485,227  650   99.62
---------------------------------------------------------------------------
100.01 or greater             7      488,798       0.1769,828  640  102.12
---------------------------------------------------------------------------
TOTAL:                    1,473 $288,626,912    100.00%$195,945644  80.06%
---------------------------------------------------------------------------
The weighted average loan-to-value ratio of the Mortgage Loans will be approximately 79.99%.

GEOGRAPHIC DISTRIBUTIONS OF MORTGAGED PROPERTIES OF THE MORTGAGE LOANS

---------------------------------------------------------------------------
                                                             WEIGHTEWEIGHTED
                                                       AVERAGAVERAGEAVERAGE
                   NUMBER OF     PRINCIPAL  PERCENTAGE PRINCICREDIT ORIGINAL
                                                OF
GEOGRAPHIC       MORTGAGE LOANS   BALANCE    MORTGAGE  BALANCESCORE  LTV
DISTRIBUTIONS                                  LOANS
---------------------------------------------------------------------------
California                  262  $80,932,159     28.04%$308,901654  80.22%
---------------------------------------------------------------------------
Florida                     204   35,577,180      12.33174,398 639   78.52
---------------------------------------------------------------------------
Texas                       111   16,479,394       5.71148,463 634   79.83
---------------------------------------------------------------------------
New York                     56   16,345,020       5.66291,875 654   80.32
---------------------------------------------------------------------------
New Jersey                   44   10,914,334       3.78248,053 651   81.21
---------------------------------------------------------------------------
Louisiana                    93   10,887,454       3.77117,069 636   80.32
---------------------------------------------------------------------------
Maryland                     40    9,818,663       3.40245,467 626   78.22
---------------------------------------------------------------------------
Washington                   43    9,566,214       3.31222,470 623   78.78
---------------------------------------------------------------------------
Illinois                     48    9,214,019       3.19191,959 641   85.26
---------------------------------------------------------------------------
Other                       572   88,892,475      30.80155,406 642   80.15
---------------------------------------------------------------------------
TOTAL:                    1,473 $288,626,912    100.00%$195,945644  80.06%
---------------------------------------------------------------------------
* Other includes other states and the District of Columbia with under 3%
concentrations individually.

No more than approximately 0.68% of the Mortgage Loans will be secured by mortgaged properties located in any one zip code.

MORTGAGE LOAN PURPOSE OF THE MORTGAGE LOANS

----------------------------------------------------------------------------
                                                              WEIGHTWEIGHTED
                                                       AVERAGEAVERAGAVERAGE
                         NUMBER OF PRINCIPALPERCENTAGE PRINCIPCREDITORIGINAL
                                                OF
MORTGAGE LOAN PURPOSE    MORTGAGE   BALANCE  MORTGAGE  BALANCESCORE   LTV
                           LOANS               LOANS
----------------------------------------------------------------------------
Purchase                        719$127,260,987  44.09%$176,997648   82.23%
----------------------------------------------------------------------------
Rate/Term Refinance             11822,821,674      7.91193,404 654    79.02
----------------------------------------------------------------------------
Equity Refinance                636138,544,250    48.00217,837 640    78.24
----------------------------------------------------------------------------
TOTAL:                        1,473$288,626,912 100.00%$195,945644   80.06%
----------------------------------------------------------------------------

OCCUPANCY TYPES OF THE MORTGAGE LOANS

----------------------------------------------------------------------------
                                                              WEIGHTWEIGHTED
                                                       AVERAGEAVERAGAVERAGE
                         NUMBER OF PRINCIPALPERCENTAGE PRINCIPCREDITORIGINAL
                                                OF
OCCUPANCY TYPES          MORTGAGE   BALANCE  MORTGAGE  BALANCESCORE   LTV
                           LOANS               LOANS
----------------------------------------------------------------------------
Primary Residence             1,322$265,009,642  91.82%$200,461641   79.68%
----------------------------------------------------------------------------
Second/Vacation                  305,269,087       1.83175,636 707    83.64
----------------------------------------------------------------------------
Non-Owner Occupied              12118,348,183      6.36151,638 671    84.49
----------------------------------------------------------------------------
TOTAL:                        1,473$288,626,912 100.00%$195,945644   80.06%
----------------------------------------------------------------------------

MORTGAGED PROPERTY TYPES OF THE MORTGAGE LOANS

----------------------------------------------------------------------------
                                                              WEIGHTWEIGHTED
                                                       AVERAGEAVERAGAVERAGE
                         NUMBER OF PRINCIPALPERCENTAGE PRINCIPCREDITORIGINAL
                                                OF
MORTGAGED PROPERTY TYPES MORTGAGE   BALANCE  MORTGAGE  BALANCESCORE   LTV
                           LOANS               LOANS
----------------------------------------------------------------------------
Single-family detached         1117$213,294,636  73.90%$190,953641   80.15%
----------------------------------------------------------------------------
Two- to four- family                9,689,48            85,355
units                            691        4      6.822       665    81.97
----------------------------------------------------------------------------
Planned Unit                        9,599,08            83,169
Developments (detached)         1071        2      6.791       642    81.54
----------------------------------------------------------------------------
Condo Low-Rise (less                7,079,88            79,788
than 5 stories)                  951        1      5.921       649    81.19
----------------------------------------------------------------------------
Planned Unit                        3,678,86            84,976
Developments (attached)          481        7      4.742       659    74.41
----------------------------------------------------------------------------
Manufactured Home                232,845,769       0.99123,729 654    67.49
----------------------------------------------------------------------------
Condo High-Rise (9                                      40,235
stories or more)                  4  960,939       0.332       651    86.58
----------------------------------------------------------------------------
Townhouse                         8  844,311       0.29105,539 590    79.90
----------------------------------------------------------------------------
Condo Mid-Rise (5 to 8                                  16,971
stories)                          2  633,943       0.223       678    80.00
----------------------------------------------------------------------------
TOTAL:                        1,473$288,626,912 100.00%$195,945644   80.06%
----------------------------------------------------------------------------

MORTGAGE LOAN DOCUMENTATION TYPES OF THE MORTGAGE LOANS

----------------------------------------------------------------------------
                                                              WEIGHTWEIGHTED
                                                       AVERAGEAVERAGAVERAGE
MORTGAGE LOAN            NUMBER OF PRINCIPALPERCENTAGE PRINCIPCREDITORIGINAL
                                                OF
DOCUMENTATION TYPES      MORTGAGE   BALANCE  MORTGAGE  BALANCESCORE   LTV
                           LOANS               LOANS
----------------------------------------------------------------------------
Reduced Documentation           781$180,438,295  62.52%$231,035649   79.77%
----------------------------------------------------------------------------
Full Documentation              692108,188,617    37.48156,342 636    80.54
----------------------------------------------------------------------------
TOTAL:                        1,473$288,626,912 100.00%$195,945644   80.06%
----------------------------------------------------------------------------
No more than approximately 33.9% of such reduced loan documentation mortgage loans will be secured by mortgaged properties located in
California.

SEASONING OF THE MORTGAGE LOANS

----------------------------------------------------------------------------
                                                              WEIGHTWEIGHTED
                                                       AVERAGEAVERAGAVERAGE
RANGE OF                 NUMBER OF PRINCIPALPERCENTAGE PRINCIPCREDITORIGINAL
                                                OF
SEASONING (IN MONTHS)    MORTGAGE   BALANCE  MORTGAGE  BALANCESCORE   LTV
                           LOANS               LOANS
----------------------------------------------------------------------------
1 - 12                         1472$288,386,913  99.92%$195,915644   80.06%
----------------------------------------------------------------------------
13 - 24                           1  239,999       0.08239,999 701    80.00
----------------------------------------------------------------------------
TOTAL:                        1,473$288,626,912 100.00%$195,945644   80.06%
----------------------------------------------------------------------------
As of the cut-off Date, the weighted average seasoning of the Mortgage
Loans will be approximately 5 months.

ORIGINAL PREPAYMENT PENALTY TERM OF THE MORTGAGE LOANS

----------------------------------------------------------------------------
                                                              WEIGHTWEIGHTED
                                                       AVERAGEAVERAGAVERAGE
ORIGINAL PREPAYMENT      NUMBER OF PRINCIPALPERCENTAGE PRINCIPCREDITORIGINAL
                                                OF
PENALTY TERM             MORTGAGE   BALANCE  MORTGAGE  BALANCESCORE   LTV
                           LOANS               LOANS
----------------------------------------------------------------------------
None                            398$85,863,391   29.75%$215,737658   79.79%
----------------------------------------------------------------------------
12 Months                        5313,212,550      4.58249,293 656    82.66
----------------------------------------------------------------------------
24 Months                       736138,605,289    48.02188,322 632    81.06
----------------------------------------------------------------------------
36 Months                       26949,138,124     17.02182,670 650    77.14
----------------------------------------------------------------------------
60 Months                        171,807,559       0.63106,327 674    76.41
----------------------------------------------------------------------------
TOTAL:                        1,473$288,626,912 100.00%$195,945644   80.06%
----------------------------------------------------------------------------

MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS

----------------------------------------------------------------------------
                                                              WEIGHTWEIGHTED
                                                       AVERAGEAVERAGAVERAGE
RANGE OF                 NUMBER OF PRINCIPALPERCENTAGE PRINCIPCREDITORIGINAL
                                                OF
MAXIMUM MORTGAGE RATES   MORTGAGE   BALANCE  MORTGAGE  BALANCESCORE   LTV
(%)                        LOANS               LOANS
----------------------------------------------------------------------------
9.0000 to 9.9999                  4 $893,431      0.38%$223,358753   69.98%
----------------------------------------------------------------------------
10.0000 to 10.9999                71,586,271       0.67226,610 705    80.42
----------------------------------------------------------------------------
11.0000 to 11.9999               5013,067,387      5.55261,348 679    77.66
----------------------------------------------------------------------------
12.0000 to 12.9999              30175,133,435     31.93249,613 655    78.12
----------------------------------------------------------------------------
13.0000 to 13.9999              42193,231,882     39.63221,453 634    80.57
----------------------------------------------------------------------------
14.0000 to 14.9999              21242,756,596     18.17201,682 624    82.33
----------------------------------------------------------------------------
15.0000 to 15.9999               497,910,034       3.36161,429 577    80.22
----------------------------------------------------------------------------
16.0000 to 16.9999                5  495,839       0.21 99,168 600    77.50
----------------------------------------------------------------------------
18.0000 to 18.9999                1  197,153       0.08197,153 685    90.00
----------------------------------------------------------------------------
TOTAL:                         1050$235,272,028 100.00%$224,069641   79.90%
----------------------------------------------------------------------------
As of the cut-off Date, the weighted average maximum mortgage rate of the
Mortgage Loans will be approximately 13.3035% per annum.

NEXT INTEREST RATE ADJUSTMENT DATES OF THE ADJUSTABLE RATE MORTGAGE LOANS

-------------------------------------------------------------------------------
                                                               WEIGHTEWEIGHTED
                                                       AVERAGE AVERAGEAVERAGE
                         NUMBER OF PRINCIPALPERCENTAGE PRINCIPACREDIT ORIGINAL
                                                OF
NEXT INTEREST RATE       MORTGAGE   BALANCE  MORTGAGE  BALANCE  SCORE   LTV
ADJUSTMENT DATES           LOANS               LOANS
----------------------------------------------------------------
                                                               ----------------
March 2006                       20$6,786,924     2.88%$339,346  734    71.44%
-------------------------------------------------------------------------------
April 2006                        1  286,231       0.12 286,231  673     80.00
-------------------------------------------------------------------------------
May 2006                          2  308,000       0.13 154,000  673     75.45
-------------------------------------------------------------------------------
July 2006                         2  934,533       0.40 467,267  704     80.00
-------------------------------------------------------------------------------
August 2006                       31,365,007       0.58 455,002  701     78.74
-------------------------------------------------------------------------------
September 2006                    1   44,000       0.02  44,000  662     74.00
-------------------------------------------------------------------------------
December 2006                     1  239,999       0.10 239,999  701     80.00
-------------------------------------------------------------------------------
March 2007                        1  135,000       0.06 135,000  643     93.00
-------------------------------------------------------------------------------
April 2007                        92,235,860       0.95 248,429  654     81.99
-------------------------------------------------------------------------------
May 2007                         164,114,603       1.75 257,163  653     79.44
-------------------------------------------------------------------------------
June 2007                        165,304,987       2.25 331,562  631     82.65
-------------------------------------------------------------------------------
July 2007                        5313,697,664      5.82 258,446  635     81.47
-------------------------------------------------------------------------------
August 2007                      8719,450,450      8.27 223,568  653     82.51
-------------------------------------------------------------------------------
September 2007                  17740,135,604     17.06 226,755  639     82.11
-------------------------------------------------------------------------------
October 2007                    13728,432,699     12.09 207,538  630     81.86
-------------------------------------------------------------------------------
November 2007                   22945,212,852     19.22 197,436  638     79.37
-------------------------------------------------------------------------------
December 2007                   15531,477,670     13.38 203,082  618     79.49
-------------------------------------------------------------------------------
January 2008                     356,911,866       2.94 197,482  592     74.89
-------------------------------------------------------------------------------
March 2008                        1  154,361       0.07 154,361  770     69.00
-------------------------------------------------------------------------------
April 2008                        1  321,600       0.14 321,600  804     80.00
-------------------------------------------------------------------------------
May 2008                          4  558,092       0.24 139,523  615     78.50
-------------------------------------------------------------------------------
June 2008                         52,601,210       1.11 520,242  646     70.69
-------------------------------------------------------------------------------
July 2008                        102,692,872       1.14 269,287  684     78.41
-------------------------------------------------------------------------------
August 2008                      132,900,709       1.23 223,131  677     81.30
-------------------------------------------------------------------------------
September 2008                   123,928,233       1.67 327,353  660     80.95
-------------------------------------------------------------------------------
October 2008                     102,269,239       0.96 226,924  660     79.63
-------------------------------------------------------------------------------
November 2008                     91,841,367       0.78 204,596  657     81.68
-------------------------------------------------------------------------------
December 2008                     81,481,470       0.63 185,184  586     73.68
-------------------------------------------------------------------------------
January 2009                      2  563,782       0.24 281,891  666     80.00
-------------------------------------------------------------------------------
April 2010                        1   79,644       0.03  79,644  690     90.00
-------------------------------------------------------------------------------
May 2010                          1  990,493       0.42 990,493  577     53.00
-------------------------------------------------------------------------------
June 2010                         3  875,243       0.37 291,748  706     78.27
-------------------------------------------------------------------------------
July 2010                         62,481,034       1.05 413,506  679     80.83
-------------------------------------------------------------------------------
August 2010                       4  654,754       0.28 163,689  680     83.59
-------------------------------------------------------------------------------
September 2010                    61,765,713       0.75 294,286  662     70.10
-------------------------------------------------------------------------------
October 2010                      1  102,800       0.04 102,800  707     80.00
-------------------------------------------------------------------------------
November 2010                     2  932,197       0.40 466,098  634     57.00
-------------------------------------------------------------------------------
December 2010                     1  106,800       0.05 106,800  637     80.00
-------------------------------------------------------------------------------
April 2012                        1  217,050       0.09 217,050  731     19.00
-------------------------------------------------------------------------------
November 2015                     3  433,908       0.18 144,636  608     80.86
-------------------------------------------------------------------------------
December 2015                     1  245,508       0.10 245,508  640     73.00
-------------------------------------------------------------------------------
TOTAL:                         1050$235,272,028 100.00%$224,069  641    79.90%
-------------------------------------------------------------------------------
As of the cut-off Date, the weighted average Months to Next Interest Rate
Adjustment Date of the Mortgage Loans will be approximately 21 months.

NOTE MARGINS OF THE ADJUSTABLE MORTGAGE LOANS

-------------------------------------------------------------------------------
                                                               WEIGHTEWEIGHTED
                                                       AVERAGE AVERAGEAVERAGE
RANGE OF                 NUMBER OF PRINCIPALPERCENTAGE PRINCIPACREDIT ORIGINAL
                                                OF
NOTE MARGINS (%)         MORTGAGE   BALANCE  MORTGAGE  BALANCE  SCORE   LTV
                           LOANS               LOANS
-------------------------------------------------------------------------------
2.0000 to 2.9999                 39$13,135,903    5.58%$336,818  685    74.14%
-------------------------------------------------------------------------------
3.0000 to 3.9999                 3610,449,447      4.44 290,262  689     78.46
-------------------------------------------------------------------------------
4.0000 to 4.9999                 399,278,884       3.94 237,920  661     78.70
-------------------------------------------------------------------------------
5.0000 to 5.9999                30170,713,246     30.06 234,928  647     79.83
-------------------------------------------------------------------------------
6.0000 to 6.9999                37783,361,775     35.43 221,119  633     78.99
-------------------------------------------------------------------------------
7.0000 to 7.9999                20138,890,850     16.53 193,487  624     84.27
-------------------------------------------------------------------------------
8.0000 to 8.9999                 538,980,574       3.82 169,445  592     81.68
-------------------------------------------------------------------------------
9.0000 to 9.9999                  3  264,196       0.11  88,065  549     58.02
-------------------------------------------------------------------------------
11.0000 to 11.9999                1  197,153       0.08 197,153  685     90.00
-------------------------------------------------------------------------------
TOTAL:                         1050$235,272,028 100.00%$224,069  641    79.90%
-------------------------------------------------------------------------------
As of the cut-off Date, the weighted average note margin of the Mortgage
Loans will be approximately 5.9994% per annum.

NOTIONAL CREDIT CLASSIFICATION OF THE MORTGAGE LOANS

-------------------------------------------------------------------------------
                                                               WEIGHTEWEIGHTED
                                                       AVERAGE AVERAGEAVERAGE
                         NUMBER OF PRINCIPALPERCENTAGE PRINCIPACREDIT ORIGINAL
                                                OF
NOTIONAL CREDIT          MORTGAGE   BALANCE  MORTGAGE  BALANCE  SCORE   LTV
CLASSIFICATION             LOANS               LOANS
-------------------------------------------------------------------------------
Prime (non-IO)                  397$82,443,709   28.56%$207,667  705    79.59%
-------------------------------------------------------------------------------
Prime (IO)                       8224,458,004      8.47 298,268  706     78.70
-------------------------------------------------------------------------------
Alt A (non-IO)                  37062,907,694      21.8 170,021  639     81.01
-------------------------------------------------------------------------------
Alt A (IO)                       5015,069,311      5.22 301,386  641     78.38
-------------------------------------------------------------------------------
Insured (non-IO)                  2  302,726        0.1 151,363  560     90.00
-------------------------------------------------------------------------------
A- (non-IO)                     37164,629,539     22.39 174,204  601     80.83
-------------------------------------------------------------------------------
A- (IO)                          368,420,755       2.92 233,910  604     82.73
-------------------------------------------------------------------------------
Subprime (non-IO)               16029,096,038     10.08 181,850  545     78.30
-------------------------------------------------------------------------------
Subprime (IO)                     51,299,136       0.45 259,827  561     89.64
-------------------------------------------------------------------------------
TOTAL:                        1,473$288,626,912 100.00%$195,945  644    80.06%
-------------------------------------------------------------------------------

(1) Percentages for Delinquency and Cumulative Loss Trigger Events are subject to rating agency confirmation